                              AGREEMENT OF MERGER
                              -------------------


     THIS AGREEMENT OF MERGER is made and entered into as of the 5th day of June, 1996, by and among MOVIE GALLERY, INC., a Delaware corporation ("Movie Gallery"), MOVIE GALLERY OF MAINE, INC., a Delaware corporation ("Subsidiary"), HOME VISION ENTERTAINMENT, INC., a Delaware corporation ("Home Vision"), and Martin L. Allen, William G. Guerrette, Jr., William S. Allen, James G. Howard, Terry Drake, Thomas G. Ellis, Jeffrey Owen, Linda Allen, Robyn Allen, Melanie K. Guerrette, Suzanne Howard and Debra Owen (the "Executing Shareholders").

                                    RECITALS

     A. Home Vision owns and operates fifty four (54) video specialty stores located in the States of Maine, New Hampshire and Massachusetts (the "Stores").

     B. On April 26, 1996, Movie Gallery and Home Vision entered into a letter of intent setting forth the agreement in principle of the Parties with respect to Movie Gallery's acquisition of the capital stock of Home Vision.

     C. The respective Boards of Directors of Movie Gallery, Subsidiary and Home Vision have approved Movie Gallery's acquisition of all of the capital stock of Home Vision by means of a reverse merger (the "Merger") of Subsidiary with and into Home Vision, with Home Vision to be the surviving corporation, on the terms and subject to the conditions set forth in this Agreement and the corresponding Plan of Merger.

     D. The Shareholders are the record and beneficial owners of the Home Vision Shares and are listed on Schedule 2.1.3.1 hereof. The Executing Shareholders are the record and beneficial owners of 96.80% of the Home Vision Shares. Martin L. Allen, William G. Guerrette, Jr., William S. Allen, James G. Howard, Terry Drake, Thomas G. Ellis and Jeffrey Owen are the Directors of Home Vision and the record and beneficial owners of 84.58% of the Home Vision Shares (the "Principal Shareholders").

     E. The Executing Shareholders have approved the Merger and agreed to indemnify Movie Gallery and the Surviving Corporation (hereinafter defined) against certain contingencies in connection therewith as provided in this Agreement.

     F.  Movie Gallery wire transferred One Hundred Thousand and
No/100 Dollars ($100,000.00) to Moncure & Barnicle in anticipation of the execution of this Agreement, as a deposit which will be held subject to the terms of this Agreement.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:


                                 DEFINITIONS

     "Accounts Receivable" means (a) all uncollected video distributor credits
     ---------------------
or rights to reimbursement, (b) customer sale receipts due and owing to Home Vision for any rental period or sale transactions occurring prior to the Closing Date, that occur in the Ordinary Course of Business, as hereinafter defined, and
(c) any other amounts due and owing to Home Vision as of the Closing Date (as hereinafter defined).

     "Affiliate" means, as to a specified person, a person that directly, or
     -----------
indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

     "Assumed Liabilities" means all Liabilities (as hereinafter defined) of
     ---------------------
Home Vision attributable to the period of operations prior to and including the Closing Date (as hereinafter defined), as well as all brokerage fees and/or commissions due to Piper Jaffray, Inc. and all costs and expenses incurred by Home Vision in connection with this Agreement and the transactions contemplated hereby.

     "Available Cash" means cash on hand, bank deposits, cash equivalents,
     ----------------
prepaid items and expenses for services, insurance, taxes and licenses, all security deposits and the like under any contract or lease, the cost of constructing, building out and supplying inventory and other related costs for the new video specialty store located at One South River Road, Bedford, New Hampshire (of up to, but no more than, $150,000.00), tax refunds (and credits), amounts due from landlord's for tenant improvements under leases, and video distributors credit memorandums/returns and studio cooperative advertising credits accruing and attributable to the period of operations prior to the Closing Date.

     "Confidential Information" means any information concerning the businesses
     --------------------------
and affairs of Home Vision, Movie Gallery or Subsidiary.

     "Deposit" means the One Hundred Thousand and No/100 Dollars ($100,000.00)
     ---------
delivered or wire transferred by Movie Gallery to Moncure & Barnicle to be held in a non-interest bearing account, pursuant to the terms of this Agreement.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
     -----------------------
retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Encumbrance" means any mortgage, pledge, lien, encumbrance, charge or
     -------------
adverse claim affecting title or ownership of real or personal property, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

     "GAAP"  means generally accepted accounting principles in effect in the
     ------
United States as of the date hereof.

     "Home Vision Common Stock" means the $.01 par value common stock which is
     --------------------------
authorized by the Certificate of Incorporation of Home Vision.

     "Home Vision Shares" means all of the issued and outstanding shares of Home
     --------------------
Vision Common Stock.

     "Intellectual Property" means all (a) patents, patent applications, patent
     -----------------------
disclosures, and improvements thereto, (b) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications for registration thereof, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software, data, documentation, (f) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and costs information, business and marketing plans, and customer and supplier lists and information), (g) other proprietary rights, and (h) copies and tangible embodiments thereof (in whatever form or medium).

     "Liabilities" means all the debts, liabilities and obligations of any
     -------------
nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of Home Vision, as shown on its Financial Statements, as hereinafter defined.

     "Material Adverse Effect" means liabilities which have had, or are
     -------------------------
reasonably likely to have, in the aggregate, a material adverse effect on the business, operations, financial condition, assets or liabilities of Home Vision, Movie Gallery or Subsidiary as the case may be.

     "Movie Gallery Common Stock" means the $.001 par value common stock which
     ----------------------------
is authorized by the Certificate of Incorporation of Movie Gallery.

     "Movie Gallery Shares" means the aggregate number of shares of Movie
     ----------------------
Gallery Common Stock to be issued to the Shareholders (as hereinafter defined) pursuant to the Merger.

     "Security Interest" means any mortgage, pledge, security interest,
     -------------------
encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (e) purchase money liens and liens securing rental payments under capital lease arrangements.

     "Shareholders" means the record and beneficial owners of the Home Vision
     --------------
Shares.

     "Taxes" means all taxes, charges, fees, levies, penalties or assessments
     -------
imposed by any U.S. federal, state, local or foreign taxing authority, including, but not limited to any federal, state, local, or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or additions thereto, whether disputed or not.

                                     MERGER

     1.1  Merger.  Movie Gallery, Subsidiary and Home Vision will each enter
          ------
into a Plan of Merger, in the form attached hereto as Exhibit 1.1 (the "Plan of Merger"). When the Plan of Merger has been adopted by the Board of Directors of each such party, approved by the shareholder(s) of Subsidiary and Home Vision, and all other conditions herein have been satisfied, Articles of Merger will be executed and filed with the Secretary of State of Delaware, and the separate corporate existence of Subsidiary shall cease, and it shall be merged with and into Home Vision.

     1.2  The Effective Date.  The Articles of Merger shall be filed with and
          ------------------
recorded by the Secretary of State of Delaware immediately following (or concurrently with) the Closing (as hereinafter defined), and the Merger shall be effective immediately upon the filing of the Articles of Merger. Such date and time are herein referred to as the "Effective Date".

     1.3  Effect of Merger.  The Merger shall have the effect set forth under
          ----------------
Section 259 of the Delaware General Corporation Law. As of the Effective Date, Subsidiary shall be merged with and into Home Vision. Home Vision shall continue as the surviving corporation (the "Surviving Corporation") and the separate existence of Subsidiary shall cease. Home Vision may, at any time after the Effective Date, take any action (including executing and delivering any document) in the name and on behalf of Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

          1.3.1  Certificate of Incorporation.  The Certificate of Incorporation
                 ----------------------------
of the Surviving Corporation shall remain in effect as they are immediately prior to the Effective Date.

          1.3.2  Bylaws.  The Bylaws of the Surviving Corporation shall remain
                 ------
in effect as they are immediately prior to the Effective Date.

          1.3.3  Directors and Officers.  The directors and officers of
                 ----------------------
Subsidiary shall become the directors and officers of the Surviving Corporation as of the Effective Date.

     1.4  Conversion of Home Vision Shares.
          --------------------------------

          1.4.1 Each issued and outstanding share of Home Vision Common Stock shall, by virtue of the Merger and without any action on the part of the Shareholders, be converted as of the Effective Date into that number of shares (the "Conversion Ratio") of registered, fully paid, nonassessable, voting Movie Gallery Common Stock determined pursuant to the Exchange Formula. The Exchange Formula is defined as (a) the quotient of (i) Thirty One Million Five Hundred Thousand and No/100 Dollars ($31,500,000.00) minus the Merger Consideration Adjustment, divided by (ii) the Market Price, divided by (b) the total number of shares of Home Vision Common Stock outstanding as of the Closing Date. The Merger Consideration Adjustment is defined as the excess of Assumed Liabilities over Available Cash at the Closing Date. Solely for purposes of calculating the Movie Gallery Shares to be issued at Closing, the Merger Consideration Adjustment is agreed to be Thirteen Million and No/100 Dollars ($13,000,000.00), as determined pursuant to Schedule 1.4 hereof, or such other amount as Movie Gallery and the Executing Shareholders may agree upon at Closing, and in calculating the final Movie Gallery Shares pursuant to Section 1.5 below, the Merger Consideration Adjustment shall be determined as provided in Section 1.5. The Market Price is defined as the average of the reported last sale prices of Movie Gallery Common Stock on the NASDAQ National Market for the fifteen (15) trading days immediately preceding the Closing Date; provided, however, in the event that such average price is less than $27.00 per share, then the Market Price shall be deemed to be $27.00, and in the event that such average price is greater than $31.00 per share, then the Market Price shall be deemed to be $31.00. Fractional shares of Movie Gallery Common Stock shall be rounded to the nearest whole share. The Movie Gallery Shares equals the Conversion Ratio times the Home Vision shares, and the Movie Gallery Shares issued at Closing are referred to as the initial Movie Gallery Shares. The initial Movie Gallery Shares shall be distributed at Closing as follows: (a) that number of the Movie Gallery Shares equal in value to Five Hundred Thousand and No/100 Dollars ($500,000.00) based upon the Market Price shall be deposited (the "Deposited Stock") with SouthTrust Bank of Alabama, N.A. (the "Escrow Agent") to be held pursuant to the terms of the escrow agreement attached hereto as Exhibit 1.4 (the "Stock Escrow Agreement"), which shall be executed by the Escrow Agent and the parties hereto at Closing, and (b) the balance of the initial Movie Gallery Shares shall be distributed to the Shareholders in accordance with their respective ownership interests in the Home Vision Shares as set forth on
Schedule 2.1.3.1 hereto.

          1.4.2 By way of example, but not by way of limitation, the following is an illustration of the Conversion Ratio and Exchange Formula, assuming a Merger Consideration Adjustment of $13,000,000.00 and a Market Price of $30.00. The Conversion Ratio would be .1032, calculated using the Exchange Formula as follows: $31,500,000.00 - $13,000,000.00 divided by $30.00 with that number being divided by 5,975,758. Thus each share of Home Vision Common Stock would be exchanged for .1032 shares of Movie Gallery Common Stock, with the Shareholders receiving an aggregate of 616,667 shares of Movie Gallery Common Stock.

     1.5  Adjustment of Movie Gallery Shares.  As soon as practicable after the
          ----------------------------------
Effective Date, but not later than sixty (60) days after the Effective Date, Movie Gallery and the Executing Shareholders shall determine and mutually agree upon the actual amount of the Merger Consideration Adjustment. If said parties cannot reach an agreement within sixty (60) days after the Effective Date, said parties agree that Movie Gallery's independent auditors and Home Vision's independent auditors shall determine and mutually agree upon the Merger Consideration Adjustment, which determination shall be final and binding on Movie Gallery and the Shareholders. A final Conversion Ratio shall then be calculated using the Exchange Formula, once the actual amount of the Merger Consideration Adjustment is calculated under this Section 1.5. The final Conversion Ratio times the Home Vision Shares equals the final Movie Gallery Shares. If the final Movie Gallery Shares are less in number than the initial Movie Gallery Shares, the Deposited Stock shall be reduced by the number of shares (the "Return Shares") equaling the difference. Upon written notice from Movie Gallery, the Escrow Agent shall deliver to Movie Gallery that number of shares of the Deposited Stock equal to the Return Shares. If the difference is such that the number of shares of Deposited Stock are insufficient, then in addition to returning all of the shares of Deposited Stock to Movie Gallery, the Shareholders in proportion to their ownership interest as set forth on Schedule
2.1.3.1 shall reconvey to Movie Gallery such number of shares of Movie Gallery Common Stock as are necessary to eliminate the difference. If the final Movie Gallery Shares are greater in number than the initial Movie Gallery Shares, Movie Gallery shall within five (5) business days issue that number of shares of Movie Gallery Common Stock equal to the difference to the Shareholders in accordance with their respective ownership interests set forth on Schedule 2.1.3.1.

     1.6  Home Vision Warrants.  Movie Gallery agrees that subsequent to the
          --------------------
Effective Date, the Amended and Restated Common Stock Purchase Warrant dated September 21, 1995 (the "Warrant") currently held by Ingram Entertainment, Inc. shall be exercisable into shares of Movie Gallery Common Stock on the following basis. As of the date of this Agreement, the Warrant is exercisable into Eight Hundred Fourteen Thousand Eight Hundred Seventy Six (814,876) shares of Home Vision Common Stock (the "Exercise Shares") at an exercise price of $3.68 per share. After the Effective Date, the Warrant shall be exercisable into that number of shares of Movie Gallery Common Stock (the "Movie Gallery Exercise

Shares") equal to the number of Exercise Shares times that number which is equal to (i) Thirty One Million Five Hundred Thousand and No/100 Dollars ($31,500,000.00) minus the Merger Consideration Adjustment (as finally determined pursuant to Section 1.5 above) divided by (ii) the Market Price, and then divided by (iii) Six Million Seven Hundred Ninety Thousand Six Hundred Thirty Four (6,790,634) (representing the Home Vision Shares plus the Exercise Shares), having an exercise price per share of $3,000,000 divided by the number of Movie Gallery Exercise Shares.

     1.7  Exchange of Certificates.  After the Effective Date, without further
          ------------------------
action, each holder of a certificate or certificates representing the Home Vision Shares outstanding immediately prior to the Effective Date upon surrender thereof to Movie Gallery, shall receive in exchange therefor a certificate or certificates representing the number of whole shares of Movie Gallery Common Stock into which such holder's shares of Home Vision Common Stock were converted in accordance with the formula set forth in Section 1.4 above. Until so surrendered, such certificate or certificates representing Home Vision Common Stock outstanding immediately prior to the Merger shall be deemed for all purposes (other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of Movie Gallery Common Stock) to represent the number of whole shares of Movie Gallery Common Stock into which the shares of Home Vision Common Stock theretofore represented thereby shall have been converted. Movie Gallery may, at its option, refuse to pay any dividend or other distribution, if any, payable to the holders of shares of Movie Gallery Common Stock to the holders of certificates representing Home Vision Common Stock until such certificates are surrendered for exchange; provided, however, that, subject to the rights of Movie Gallery under its Certificate of Incorporation, upon surrender and exchange of such Home Vision certificates there shall be paid to the record holders of the Movie Gallery stock certificate or certificates issued in exchange therefor the amount, without interest, of dividends and other distributions, if any, which have become payable with respect to the number of whole shares of Movie Gallery Common Stock into which the shares of Home Vision Common Stock theretofore represented thereby shall have been converted and which have not previously been paid.


     1.8  Investment Information.  The Shareholders acknowledge receipt from
          ----------------------
Movie Gallery of copies of:

          1.8.1 The Prospectus, dated October 25, 1995 (the "Prospectus"), with respect to the Movie Gallery Shares, which Prospectus was a part of a Registration Statement on Form S-4 filed with and declared effective by the Securities and Exchange Commission (the "Commission");

          1.8.2 The Annual Report on Form 10-K, as amended, for the year ended December 31, 1995, filed by Movie Gallery with the Commission;

          1.8.3 Each Quarterly Report on Form 10-Q and Current Report on Form 8-K filed by Movie Gallery with the Commission after the date of the Annual Report furnished pursuant to Section 1.8.2;

          1.8.4 The definitive proxy statement filed by Movie Gallery with the Commission in connection with the solicitation of proxies for its annual meeting of stockholders to be held June 6, 1996 (all of the above in Sections 1.8.1 through 1.8.4 are collectively, the "SEC Reports").

          1.8.5  [Intentionally Left Blank]

          1.8.6  [Intentionally Left Blank]

     The Shareholders also acknowledge that the appropriate officers of Movie Gallery have responded to their questions relating to the SEC Reports and the business and affairs of Movie Gallery.


     1.9  Closing.  The closing of the Merger (the "Closing") shall take place
          -------
at the offices of Moncure & Barnicle, in Brunswick, Maine, or at such other location as the parties shall mutually agree, on the later of (i) June 28, 1996, or (ii) the business day following the satisfaction of the conditions set forth in Sections 5.1.16 and 5.2.5 hereof, or such other date as the parties shall mutually agree (the "Closing Date").

     1.10  Further Assurances.  From time to time, at Movie Gallery's and/or the
           ------------------
Surviving Corporation's request, and without further consideration, the Shareholders will execute, acknowledge and deliver all instruments of further assurance and do all such acts and things as may reasonably be required more effectively to convey, transfer to and vest in the Surviving Corporation and its assignees, any property or assets to be conveyed hereunder, provided that Shareholders shall not be required to assume any liabilities; and, in the case of contracts and rights, if any, which cannot be transferred effectively without consent of third parties which cannot be obtained, the Shareholders will use their best efforts to secure for the Surviving Corporation and its assignees the benefits thereof.

     1.11  Covenant Not To Compete.  As consideration for the Covenant Not To
           -----------------------
Compete to be executed by the Principal Shareholders and delivered to Movie Gallery at Closing, pursuant to Section 5.1.5 hereof, Movie Gallery shall pay the Principal Shareholders the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), (the "Covenant Consideration") payable in cash, certified funds or by wire transfer at Closing.

     1.12  Shareholders' and Home Vision's Deliveries.  At Closing and
           ------------------------------------------
thereafter, if requested by Movie Gallery, the Shareholders and/or Home Vision shall tender (or cause to be tendered) to Movie Gallery the following items:

          1.12.1 Properly endorsed stock certificates representing the Home Vision Shares being exchanged pursuant to the Merger.

          1.12.2 Home Vision's minute book, which shall contain the original Certificate of Incorporation (and all amendments thereto), Bylaws (and all amendments thereto) and all Corporate Minutes of Home Vision.

          1.12.3 A certified copy of the Certificate of Incorporation (and all amendments thereto) of Home Vision.

          1.12.4 A copy certified by the Secretary or the President of Home Vision of the Bylaws (and all amendments thereto) of Home Vision.

          1.12.5  [Intentionally Left Blank]

          1.12.6 A Certificate of Good Standing issued by the Secretary of the State of Delaware pertaining to Home Vision.

          1.12.7 A Certificate of Good Standing issued by the Secretary of the State of Maine pertaining to Home Vision.

          1.12.8 A Certificate of Good Standing issued by the Secretary of the State of New Hampshire pertaining to Home Vision.

          1.12.9 A Certificate of Good Standing issued by the Secretary of the State of Massachusetts pertaining to Home Vision.

          1.12.10 The resignation of all officers and directors of Home Vision, effective as of the Closing Date.

          1.12.11  Landlord Consents.  The Principal Shareholders shall use
                   -----------------
their best efforts to obtain a Consent, Release and Guaranty Agreement in the form attached hereto as Exhibit 1.12.11 executed by Home Vision's landlord and Home Vision for each of the Stores (if required); provided, however, in the event that Movie Gallery agrees to consummate the Merger, notwithstanding that all of the consents have not been executed and delivered, Principal Shareholders shall use their reasonable best efforts to obtain each landlord's consent to and approval of the Merger, as soon as practical after the Closing Date.

          1.12.12 An opinion of Home Vision's counsel dated at the Closing Date, in the form attached hereto as Exhibit 5.1.9.

          1.12.13 A Rule 145 Affiliate Letter executed and delivered by the Principal Shareholders, in the form attached hereto as Exhibit 1.12.13.

     1.13  Movie Gallery's Deliveries.  At Closing, and thereafter, if requested
           --------------------------
by the Shareholders, Movie Gallery shall deliver (or cause to be delivered) the following items:

           1.13.1 A certificate or certificates representing the Movie Gallery Shares as provided in Section 1.4.

           1.13.2  [Intentionally Left Blank]

           1.13.3 An opinion of Movie Gallery's counsel, dated as of the Closing Date, in the form attached hereto as Exhibit 5.2.3.

                 REPRESENTATIONS AND WARRANTIES BY SHAREHOLDERS

     2.1 The Principal Shareholders represent and warrant to Movie Gallery as follows:

        2.1.1 The Shareholders have good, absolute, and marketable title to the Home Vision Shares, free and clear of all Liabilities, Encumbrances and Security Interests. Neither the Shareholders nor any individual, corporation, entity or person having or claiming any interest in, or with respect to, the Home Vision Shares will, at or after the Closing Date, have any such claim or interest, or have any right to claim or receive any other payment or consideration with respect to the Home Vision Shares from Movie Gallery, Subsidiary or Home Vision at or after the Closing Date. The Executing Shareholders have the complete and unrestricted right, power, and authority to execute, deliver and perform this Agreement, and the Shareholders have the complete and unrestricted right to consummate the transaction contemplated hereby. The Board of Directors of Home Vision and the Shareholders have taken all actions required by law, Home Vision's Certificate of Incorporation and Bylaws, or otherwise, to authorize the execution and delivery of this Agreement, and the consummation of the transaction contemplated hereby.

        2.1.2 At Closing, Home Vision will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Home Vision is duly qualified as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification necessary. Home Vision has no subsidiaries, and has no direct or indirect equity interest in any other firm, corporation, or business enterprise. Home Vision owns and operates businesses, consisting of tangible personal property, leasehold improvements and fixtures located at the leased store spaces listed in Schedule 2.1.2 hereof. None of the real, personal or intellectual property used in the business is leased by Home Vision, or if leased, such property will be owned by Home Vision at Closing, except as stated in Schedule 2.1.2(a) hereof.


         2.1.3  Capitalization.
                --------------

          2.1.3.1 Home Vision is authorized by its Certificate of Incorporation, as amended, to issue Thirty Five Million (35,000,000) shares of $.01 par value Common Stock, Five Million Nine Hundred Seventy Five Thousand Seven Hundred Fifty Eight (5,975,758) shares of which are duly and validly issued and outstanding, fully paid, and nonassessable, are owned by the Shareholders and constitute the Home Vision Shares. The names and addresses of, and the number of shares of the Home Vision Shares owned by the Shareholders are set forth on Schedule 2.1.3.1 hereof. There are no other shares of capital stock, or other securities of Home Vision authorized, issued or outstanding.
The issuance of the Home Vision Shares was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          2.1.3.2 Except as disclosed on Schedule 2.1.3.2, there are no outstanding options, contracts, commitments, warrants, agreements or other rights of any character affecting or relating in any manner to the issuance of Home Vision's capital stock or other securities, or entitling anyone to acquire Home Vision's capital stock or other securities. Immediately prior to Closing, Home Vision will have no options, warrants or convertible securities outstanding, except for the Common Stock Purchase Warrant originally issued to Resource Holdings, Inc., dated September 21, 1995, and currently held by Ingram Entertainment, Inc.

        2.1.4  Intellectual Property.
               ---------------------

          2.1.4.1 Home Vision has title to or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary for the operation of the business of Home Vision as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Home Vision immediately prior to the Closing hereunder will be owned or available for use by the Surviving Corporation on identical terms and conditions immediately subsequent to the Closing hereunder. Home Vision has taken all necessary action to protect each item of Intellectual Property that it owns or uses. No person has a right to receive a royalty or similar payment in respect of any item of Intellectual Property pursuant to any contractual arrangements entered into by the Shareholders, Home Vision or otherwise.

          2.1.4.2 Except as disclosed on Schedule 2.1.4 hereto, to the best of the Principal Shareholders' knowledge, Home Vision has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers of Home Vision has ever received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation, or violation.
To the best of the Principal Shareholders' knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Home Vision.

          2.1.4.3 Schedule 2.1.4 identifies each registration which has been issued to Home Vision with respect to any of its Intellectual Property, identifies each pending application for registration which Home Vision has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which Home Vision has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Home Vision has delivered to Movie Gallery correct and complete copies of all such registrations, applications, licenses, agreements and permissions (as amended to date) and has made available to Movie Gallery correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

          2.1.4.4 Schedule 2.1.4 also identifies each item of Intellectual Property that any third party owns and that Home Vision uses pursuant to license, sublicense, agreement or permission. Home Vision has supplied Movie Gallery with correct and complete copies of all such licenses, sublicense, agreements and permissions (as amended to date).

        2.1.5  Leases.  Home Vision has delivered to Movie Gallery correct and
               ------
complete copies of Home Vision's leases and subleases listed in Schedule 2.1.5 and Schedule 2.1.2(a) (as amended to date) which, together with the property listed on Schedule 2.1.20, comprises all real property and substantially all tangible personal property and assets used in or related to the conduct of Home Vision's business. With respect to each lease and sublease listed in Schedule
2.1.5 and Schedule 2.1.2(a), and subject to applicable bankruptcy laws:

          2.1.5.1 Except as disclosed on Schedule 2.1.5.1, as to the obligations of Home Vision, the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          2.1.5.2 The lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing, subject to landlord's consent, if required;

          2.1.5.3 Except as disclosed on Schedule 2.1.5.1, Home Vision is not in default and to its knowledge, no other party is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification or acceleration thereunder;

          2.1.5.4 Home Vision and to its knowledge, no other party to the lease or sublease has repudiated any provision thereof;

          2.1.5.5 Except as disclosed on Schedule 2.1.5.1, there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          2.1.5.6 Except as disclosed on Schedule 2.1.5.1, Home Vision has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

          2.1.5.7 To the best of the Principal Shareholders' knowledge, all premises and facilities leased or subleased by Home Vision have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation of the business thereon and have been operated and maintained in accordance with applicable laws, rules and regulations;

        2.1.6  Violations, Suits, Etc.  Except as disclosed on Schedule 2.1.6
               ----------------------
and in all respects material to Home Vision, the Principal Shareholders are not aware and Home Vision has received no notice of default under, or violation of, any law or regulation, or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located. Except to the extent set forth on the
Schedule 2.1.6, there are (1) no claims, actions, causes of action, orders, writs, injunctions, decrees, suits or proceedings instituted or filed and, (2) there are no claims, actions, causes of action, orders, writs, injunctions, decrees, suits or proceedings threatened presently or which in the future may be pending or threatened against or affecting the Shareholders or Home Vision, or their properties, assets or businesses, at law or in equity, by any person or entity before or by any federal, state, municipal or other governmental department, commission, board, court, bureau, agency or instrumentality wherever located. To the best of the Principal Shareholders' knowledge, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which the Shareholders or Home Vision are subject or any provision of Home Vision's Certificate of Incorporation or Bylaws or (ii) except with respect to the requirement for landlord consent referenced in Section 2.1.5.2 above, bank financing and Ingram Entertainment debt, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, Encumbrance or other arrangement to which the Shareholders or Home Vision are a party or by which they are bound or to which any of their assets are subject. Except as set forth on Schedule 2.1.6(a), neither the Shareholders nor Home Vision needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

        2.1.7  Financial Statements.  Attached hereto as Schedule 2.1.7 are the
               --------------------
following financial statements (together with the notes thereto, collectively the "Financial Statements"): (i) audited balance sheet (the "Most Recent Year End Balance Sheet") and statements of income, changes in equity, and cash flows (the "Most Recent Year End Financial Statements") as of and for the fiscal year ended September 30, 1995, (the "Most Recent Fiscal Year End"), for Home Vision; and (ii) unaudited balance sheet (the "March 31, 1996 Balance Sheet") and statements of income, changes in equity, and cash flow (the "Most Recent Financial Statements") as of and for the six (6) months ended March 31, 1996, (the "Most Recent Fiscal Month End"), for Home Vision. To the best knowledge of the Principal Shareholders, the Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, are in all material respects true, correct and complete and prepared in accordance with G.A.A.P., are consistent with the books and records of Home Vision (which books and records are correct and complete), and fairly and accurately present the financial and business condition of Home Vision as of the dates thereof and the results of the operations of Home Vision for the periods covered thereby; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material in the aggregate). The Shareholders acknowledge and agree that Movie Gallery has relied upon the financial information set forth in the Financial Statements in order to determine the consideration to be paid to the Shareholders with respect to the Merger and the determination of such consideration was calculated based upon the revenues, earnings and financial condition of Home Vision.

        2.1.8  Present Status.  Since the Most Recent Fiscal Month End and up
               --------------
through the Closing, Home Vision has not and will not have: incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise, except current liabilities in the ordinary course of business consistent with past custom and practice of Home Vision (the "Ordinary Course of Business"); discharged or satisfied any lien or encumbrances, or paid any obligations or liabilities, except current liabilities and current liabilities incurred since the Most Recent Fiscal Month End, in each case, in the Ordinary Course of Business; declared or made any shareholder payment, dividend or other distribution or purchased or redeemed any of its securities or agreed to do so; mortgaged, pledged or subjected to lien, encumbrance, or charge any of its assets; canceled any debt or claim; sold or transferred any assets except sales from inventory in the Ordinary Course of Business; suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business or prospects; waived any rights of substantial value; paid any bonuses to any employee, or agreed to do so; entered into any lease(s); or entered into any transaction other than in the Ordinary Course of Business, except as disclosed on Schedule 2.1.8 hereof.

        2.1.9  Undisclosed Liabilities.  Home Vision has no Liabilities (and
               -----------------------
there is no basis known to the Principal Shareholders for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against it giving rise to any Liabilities), except for (i) those contingent liabilities set forth in Schedule 2.1.9, (ii) liabilities set forth on the face of the March 31, 1996 Balance Sheet (rather than in any notes thereto) and (iii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement or violation of law or arose out of any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand) and which have not had, and are not reasonably likely to have, in the aggregate, a Material Adverse Effect upon Home Vision.


        2.1.10  Tax Returns and Audits.  (a) Home Vision has filed or the
                ----------------------
Principal Shareholders will duly file all federal, state, and local Tax Returns required to be filed by it whose due dates fall on or before the Closing Date, and with respect to which a failure to do so would have a Material Adverse Effect on Home Vision or result in any liability to Movie Gallery or the Surviving Corporation or any lien on the assets or properties of the Surviving Corporation. All such Tax Returns have been, or will be prepared and filed in accordance with the applicable laws and regulations and such Tax Returns are or will be true, correct and complete in all material respects. Except as disclosed on Schedule 2.1.10 hereof, Home Vision has paid or will pay in full or has made adequate provision on the March 31, 1996 Balance Sheet for the payment of all federal, state, and local Taxes due and payable by it with respect to which a failure to do so would have a Material Adverse Effect on Home Vision or result in any liability to Movie Gallery or the Surviving Corporation or any lien on the assets or properties of the Surviving Corporation. Home Vision is not delinquent in the payment of any Tax, assessment, or governmental charge. There are no liens for Taxes upon the assets of Home Vision, except for statutory liens for current Taxes not yet due and payable, and except as disclosed on Schedule 2.1.10 hereof, Home Vision has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any Tax. Except as provided in Schedule 2.1.10 hereof, Home Vision's Federal, State and Local Tax Returns have never been audited.

     (b) To the best of Principal Shareholders' knowledge, the reserves for Taxes (except for deferred taxes) reflected on the March 31, 1996 Balance Sheet are sufficient for the payment for all unpaid Taxes with the exception of deferred taxes, (whether or not currently disputed) accrued through the date thereof. Since the Most Recent Fiscal Month End, Home Vision has not incurred any liability for Taxes other than in the Ordinary Course of Business. Home Vision is registered to do business in the states and localities set forth on
Schedule 2.1.10(b) hereto, and Home Vision files Tax Returns in the states and localities set forth on Schedule 2.1.10 hereto.

        2.1.11  Litigation.  Except as disclosed on Schedules 2.1.9 and 2.1.11,
                ----------
there are no legal actions, suits, arbitrations, or other legal, administrative, or other governmental proceedings pending against Home Vision, its properties, assets, or business; and neither the Principal Shareholders nor Home Vision is aware of any threatened litigation or facts which to the knowledge of either might result in any such action, suit, arbitration, or other proceeding.



        2.1.12  Employee Benefit Plans; ERISA
                -----------------------------

          2.1.12.1 Schedule 2.1.12.1 contains a complete and accurate list of each deferred compensation, incentive compensation, stock purchase, stock option, employment, severance or termination pay, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Home Vision or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Home Vision would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of Home Vision or any ERISA Affiliate (the "Plans"). Schedule 2.1.12.1 identifies each of the Plans that is an "employee benefit plan", as that term is defined in Section 3(3) of ERISA (the "ERISA Plans").

          2.1.12.2 With respect to each Plan, Home Vision has heretofore delivered to Movie Gallery true and complete copies of each of the following documents:

          (i) a copy of such Plan (including all amendments thereto) or, where substantially similar arrangements exist , a sample copy (including all amendments thereto) and a list of all persons participating in such arrangement;

          (ii) a copy of the most recent annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

          (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

          (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof; and

          (v) the most recent determination letter received from the Internal Revenue Service with respect to each plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          2.1.12.3 No liability under Title IV of ERISA has been incurred by Home Vision or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and to the best of Shareholders' knowledge, no condition exists that presents a risk to Home Vision or any ERISA Affiliate of incurring a liability under such Title. To the extent this representation applies to section 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to each ERISA Plan and with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Home Vision or an ERISA Affiliate made, or was required to make, contributions during the five (5) year period ending on the Closing Date.

          2.1.12.4 With respect to each ERISA Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

          2.1.12.5 To the best of the Principal Shareholders' knowledge, neither Home Vision nor any ERISA Affiliate, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which Home Vision or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a material civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a material tax imposed pursuant to section 4975 or 4976 of the Code.

          2.1.12.6 No ERISA Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each ERISA Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Closing Date have been timely made.

          2.1.12.7 No ERISA Plan is a "multiemployer pension plan", as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in Section 4063(a) of ERISA.

          2.1.12.8 Each ERISA Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          2.1.12.9 Each ERISA Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code.

          2.1.12.10 Except as set forth in Schedule 2.1.12.10, no Plan provides benefits, including without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of Home Vision or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension benefit plan", as is defined in section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Home Vision or the ERISA Affiliates or (iv) benefits the full cost of which is borne by the current or former employee (or his beneficiary)).

          2.1.12.11 Except as set forth in Schedule 2.1.12.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of Home Vision or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. Movie Gallery acknowledges that any employee who is terminated shall be entitled to claim unemployment compensation under relevant state laws.

          2.1.12.12 To the best of Principal Shareholders' knowledge, there are no pending, anticipated or threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

        2.1.13  Environmental Matters.
                ---------------------

          2.1.13.1 To the best of the Principal Shareholders' knowledge, Home Vision is in full compliance with all applicable Environmental Laws (as hereinafter defined) and to the best of the Principal Shareholders' knowledge, there are no circumstances of any nature which may materially prevent or interfere with compliance in the future. To the best of the Principal

Shareholders' knowledge, all of the leased or subleased premises at the Stores are also in compliance with all applicable Environmental Laws. Except as disclosed in Schedule 2.1.13, neither the Shareholders nor Home Vision has ever received a communication (whether written or oral), whether from a governmental authority, citizen group, employee or otherwise, that alleges that Home Vision or any of the properties or assets used in its business is not in full compliance with Environmental Laws. All permits, licenses, registrations and other governmental authorizations currently held by Home Vision pursuant to Environmental Laws (collectively, "Permits") are identified in Schedule 2.1.13 and represent all Permits necessary for the conduct of the business of Home Vision as currently conducted. Neither Shareholders nor Home Vision has been notified by any governmental authority that any Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business, and no Permit will be modified, suspended or revoked, or cannot be renewed in the Ordinary Course of Business.

          2.1.13.2 To the best of the Principal Shareholders' knowledge, there is no Environmental Notice (as defined below) that is (i) pending or threatened against Shareholders or Home Vision, or (ii) to the best of the Principal Shareholders' knowledge, pending or threatened against any person or entity whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or otherwise to Home Vision.

          2.1.13.3 To the best of the Principal Shareholders' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any property currently or formerly owned, operated or used by Home Vision (or any entity currently or formerly an Affiliate of Home Vision), including, without limitation, the release, emission, discharge or disposal of any Material (as defined below) into the Environment (as defined below), that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Shareholders or Home Vision or against any person or entity whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or otherwise to Shareholders or Home Vision.

          2.1.13.4 To the best of the Principal Shareholders' knowledge, except as disclosed on Schedule 2.1.13.4, Shareholders have received no notice of: (i) underground storage tanks located on property owned, leased or used by Home Vision (or any current or former Affiliate of Home Vision), (ii) asbestos contained in or forming part of any building, building component, structure or office space owned, leased or used by Home Vision (or any current or former Affiliate of Home Vision), (iii) polychlorinated biphenyls (PCBs) used or stored on any property owned, leased or used by Home Vision (or any current or former Affiliate of Home Vision) and (iv) there are no locations currently or formerly owned, leased or used by Home Vision (or any current or former Affiliate of Home Vision) at which any Material generated, used, owned or controlled by Home Vision (or any former Affiliate of Home Vision) (or by any previous owner or operator) may have been disposed of or released into the Environment.

            2.1.13.5  For purposes of this Agreement:

          (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and including, without limitation, any indoor location.

          (ii) "Environmental Notice" means any notice or claim by any federal, state or municipal government, agency, board or organization alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, or harm, injuries or damages to any person, property, natural resources, any fines or penalties) arising out of, based upon, resulting from, or relating to (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

          (iii) "Environmental Laws" means all federal, state and local laws, codes, regulations, requirements, directives, orders, common law, and administrative or judicial interpretations thereof, all as in effect on the date hereof and on the Closing Date, that may be enforced by any governmental agency or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, release or threatened release of Materials in or into the Environment.

          (iv) "Material" or "Materials" means pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes, and including, without limitation, asbestos, or asbestos containing materials, PCBs, and petroleum, oil or petroleum or oil products or derivatives.


        2.1.14  Labor Relations and Employment.
                ------------------------------

            2.1.14.1

            (i) There is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting or threatened against Home Vision and during the past five
(5) years there has not been any such action;

            (ii) no union claims to represent any employees of Home Vision;

            (iii) there is no agreement with any labor organization, nor work rules or practices agreed to with any labor organization or employee association, applicable to employees of Home Vision nor is Home Vision a party to or bound by any collective bargaining agreement;

            (iv) there is no representation of any employees of Home Vision by any labor organization and there are no union organizing activities among the employees of Home Vision, nor does any question concerning representation exist concerning such employees;

            (v) there are no written personnel policies, rules or procedures applicable to employees of Home Vision, other than those set forth in Schedule 2.1.14, complete and accurate copies of which have heretofore been delivered to Movie Gallery;

          (vi) neither the Principal Shareholders nor Home Vision has received any notice or complaint that it has engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation and, to the best of Shareholders' knowledge, Shareholders and Home Vision are, and have at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except where such engagement or noncompliance would not individually or in the aggregate have, or is reasonably likely to have, a Material Adverse Effect;

          (vii) there is no unfair labor practice charge or complaint against Home Vision (or Shareholders with respect to Home Vision) pending or, to the best of Principal Shareholders' knowledge, threatened before the National Labor Relations Board or any similar state or foreign agency;

                 (viii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure;

          (ix) except as disclosed on Schedule 2.1.14.1, there are no charges with respect to or relating to Home Vision pending or threatened before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices;

          (x) except as disclosed on Schedule 2.1.14.1, neither the Principal Shareholders nor Home Vision has received notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to Home Vision and no such investigation is in progress; and

          (xi) except as disclosed on Schedule 2.1.14.1, no complaints, lawsuits or other proceedings are pending or threatened in any forum by or on behalf of any present or former employee of Home Vision, any applicant for employment or classes of the foregoing, alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

          2.1.14.2 Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), Home Vision has not effectuated or experienced (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility used by Home Vision; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility used by Home Vision; nor has Home Vision been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. None of Home Vision's employees have suffered an "employment loss" (as defined in the WARN Act) at any time within the 90 days preceding the Closing Date.

        2.1.15  Health and Safety.
                -----------------

          2.1.15.1 To the best of Principal Shareholders' knowledge, Home Vision has complied with all laws (including rules and regulations thereunder) of federal, state and local governments (and all agencies thereof) concerning public health and safety, and employee health and safety, and to the best of the Principal Shareholders' knowledge, no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation.

          2.1.15.2 To the best of Principal Shareholders' knowledge, Home Vision has no liability (and there is no basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Shareholders giving rise to any liability) under the Occupational Safety and Health Act, as amended, or any other law (or rule or regulation thereunder) of any federal, state or local government (or agency thereof) concerning employee health and safety.

        2.1.16  Construction Assurances.  To the best of Principal Shareholders'
                -----------------------
knowledge, the construction of all of Home Vision's leased spaces is in compliance with the plans and specifications of any applicable county, state or federal statutes, ordinances or standards. Home Vision agrees to furnish Movie Gallery, prior to Closing Date, with a set of plans and specifications for the facilities at each leased space, where available.

        2.1.17  Brokers' Fees.  Neither Shareholders nor Home Vision has or will
                -------------
have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Movie Gallery or the Surviving Corporation could become liable or obligated, except for fees due to Piper Jaffray, Inc., in an amount not to exceed Two Hundred Seventy Five Thousand and No/100 ($275,000.00).

        2.1.18  Compliance with Laws & Other Instruments.  To the best of
                ----------------------------------------
Principal Shareholders' knowledge, the business and operation of Home Vision has been and is being conducted in accordance with all applicable laws, rules, and regulations of all authorities, except those which will not result in a Material Adverse Effect. Performance of this Agreement will not result in any material breach of, or constitute a material default under, or result in the imposition of any lien or encumbrance upon any property of Home Vision under any arrangement, agreement, or other instrument to which Home Vision or the Shareholders are a party or by which either is bound or affected, and will not violate the Certificate of Incorporation, as amended, or the By-Laws of Home Vision. To the best of the Principal Shareholders' knowledge, Home Vision is not in violation of its Certificate of Incorporation, as amended, its By-Laws, or any indebtedness, mortgage, contract, lease or other agreement or commitment, except as set forth in Schedule 2.1.18 hereof.

        2.1.19  Ownership of Assets.  Home Vision has and at Closing Home Vision
                -------------------
shall have good, absolute, and marketable title to all the properties and assets it purports to own, including without limitation those reflected on the March 31, 1996 Balance Sheet and those used by Home Vision in its business at its Most Recent Fiscal Month End, and acquired thereafter (except inventory sold in the Ordinary Course of Business), free and clear of all Liabilities, Encumbrances and Security Interests, except those which are disclosed on the March 31, 1996 Balance Sheet, with respect to which no default exists, the Liabilities disclosed on Schedule 2.1.19 hereof or disclosed in the Schedule of Assets referred to in Section 2.1.20 hereof, and the normal operating expenses and/or payables existing, accruing or attributable to the period of operations of Home Vision from the Most Recent Fiscal Month End to the Closing Date. To the best of the Principal Shareholders' knowledge, all inventory, equipment and other personal property owned by Home Vision is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and sufficient for all current operations of Home Vision's business.

        2.1.20  Schedule of Assets.  Schedule 2.1.20 sets forth the following:
                ------------------

            2.1.20.1 A true and complete legal description of all real properties owned by Home Vision;

          2.1.20.2 A description of each indenture, lease, sublease, or other instrument under which Home Vision claims or holds such leasehold interest, all of which leases or sub-leases constitute valid leasehold interests in such properties, and all such instruments are in effect and enforceable according to their respective terms;

          2.1.20.3 A true and complete list of all Accounts Receivable of Home Vision at April 30, 1996, together with information as to the aging of each account; and


          2.1.20.4 A true and complete list of the physical inventory and other tangible personal property of Home Vision at the Store(s).

        2.1.21  Contracts.  Except as set forth on Schedule 2.1.21 attached
                ---------
hereto, Home Vision is not a party to, or otherwise bound by, any: written or oral contract not made in the Ordinary Course of Business or which is material to the business, properties or assets of Home Vision; employment or consultant contract not terminable at will without cost or other liability; labor union contract; bonus, pension, profit sharing, retirement, share purchase, stock option, hospitalization, group insurance, or similar employee benefits plan; real or personal property lease, as lessor or lessee; advertising or public relations contract; purchase, supply, or service contract in excess of $1,000 each, or which is not terminable without cost or expense on less than thirty
(30) days notice; deed of trust, mortgage, conditional sales contract, security agreement, pledge agreement, trust receipt, or any other agreement or arrangement whereby any of the assets or properties of Home Vision are subject to an Encumbrance; license agreement, whether as licensee or licensor; contract or agreement involving any expenditure by it of more then $5,000; contract or agreement which is not terminable by it on more than thirty (30) days notice; distribution agreement with respect to any of its products; contract which provides for a redetermination of price or contains a similar provision or provides for cost reimbursement; contract which restricts Home Vision's ability to do business in any geographic area or granting any person exclusive or similar rights in any line of business or in any geographic area; or contract to be performed in whole or in part more than ninety (90) days from the date thereof and which is not terminable without cost or liability. To the best of the Principal Shareholders' knowledge, Home Vision has in all respects performed all obligations required to be performed to date under the contracts and agreements set forth on Schedule 2.1.21 (the "Contracts") and is not in material default in any respect under any of the Contracts. Except as otherwise disclosed herein, to the best of Principal Shareholders' knowledge, all parties to any of the Contracts are in material compliance therewith and are not in material default thereunder. Home Vision has made available to Movie Gallery complete and accurate copies of the Contracts.

        2.1.22  Compensation of Officers and Others.  Since the Most Recent
                -----------------------------------
Fiscal Year End, there has not been any change in any compensation, commission, bonus, or other remuneration payable to any officer, director, shareholder, agent, employee, or consultant of Home Vision, nor has there been any dividend or other distribution to any officer, director, shareholder, agent, employee, or consultant of Home Vision, except in the Ordinary Course of Business.


        2.1.23  Inventories.  The inventories of Home Vision which are reflected
                -----------
in the March 31, 1996, Balance Sheet and all inventory items which have been acquired since the Most Recent Fiscal Month End consist of goods of such quality and in such quantities as are usable and/or salable in the Ordinary Course of Business (subject to normal wear and tear) with normal markup at prevailing market prices and are owned by Home Vision free and clear of any Encumbrance and/or Security Interest, except as shown on the March 31, 1996 Balance Sheet. Since the Most Recent Fiscal Month End, Home Vision has continued to replenish its inventory in a normal and customary manner consistent with prior and prudent practice prevailing in the business of Home Vision.

        2.1.24  Records.  The books of account and minute books of Home Vision,
                -------
as previously made available to Movie Gallery, are complete and correct, and properly reflect all those transactions involving Home Vision's business set forth therein.

        2.1.25  Absence of Certain Changes or Events.  Since the Most Recent
                ------------------------------------
Fiscal Month End, there has not been any change in or any event or condition (financial or otherwise) affecting the properties, assets, liabilities, operations or prospects of Home Vision other than changes in the Ordinary Course of Business, none of which has (either when taken by itself or when taken in conjunction with all other such changes) had a Material Adverse Effect.

        2.1.26  Accounts Receivable.  All of the Accounts Receivable of Home
                -------------------
Vision which are reflected on the March 31, 1996, Balance Sheet and all Home Vision's Accounts Receivable which have arisen since the Most Recent Fiscal Month End (except such Accounts Receivable as have been collected since the Most Recent Fiscal Month End) are bona fide receivables and represent amounts due with respect to actual arm's length transactions entered into in the Ordinary Course of Business, and are to the best of the Principal Shareholders' knowledge, legal, valid and enforceable obligations of the account obligors. No account has been assigned or pledged to any other person, firm or corporation and no defense or set-off to any such account exists or has been asserted by the account obligor.

        2.1.27  Purchase Commitments and Outstanding Bids.  Except as disclosed
                -----------------------------------------
on Schedule 2.1.20 hereof, no purchase commitments of Home Vision are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price, or contain terms and conditions more onerous than those usual and customary in the industry.

        2.1.28  Insurance Policies.  Set forth on Schedule 2.1.28 is a complete
                ------------------
and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to Home Vision or its businesses, properties and assets (or any of its directors, officers, salespersons, agents or employees), including the following information for each such policy: type(s) of insurance coverage provided; name of insurer; effective dates; policy number; per occurrence and annual aggregate deductibles or self-insured retentions; per occurrence and annual aggregate limits of liability and the extent, if any, to which the limits of liability have been exhausted. To the best of the Principal Shareholders' knowledge, all policies set forth on Schedule 2.1.28 are in full force and effect, and with respect to all policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies will remain in full force and effect through the respective dates set forth in Schedule 2.1.28. Complete and accurate copies of all such policies and related documentation have previously been provided to Movie Gallery.

          2.1.29  [Intentionally Left Blank]

          2.1.30  [Intentionally Left Blank]

          2.1.31  Disclosure.  To the best of the Principal Shareholders'
                  ----------
knowledge, no representation or warranty by the Principal Shareholders in this Agreement or in any writing furnished or to be furnished by Home Vision hereunder contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          2.1.32  Shareholder Status.  Each of the Shareholders have read the
                  ------------------
SEC Reports and have received all of the information he/she has requested from Movie Gallery, and relying on the completeness and accuracy of such information, such information is sufficient to make an informed decision with respect to his/her receipt of the Movie Gallery Shares. Each of the Executing Shareholders hereby confirms that Movie Gallery has made available to each of them the opportunity to ask questions of the executive officers and management of Movie Gallery to acquire additional information about the business and financial condition of Movie Gallery.

                REPRESENTATIONS AND WARRANTIES BY MOVIE GALLERY
                                AND SUBSIDIARY

     3.1 Movie Gallery and Subsidiary represent and warrant to Home Vision and the Shareholders as follows:

        3.1.1 Movie Gallery and Subsidiary are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. Movie Gallery has full power and authority to carry on its business as now conducted. As of Closing, Movie Gallery and Subsidiary will have all requisite power and authority necessary to consummate the Merger, and Movie Gallery will have all requisite power and authority necessary to own and operate the Surviving Corporation and its business.

        3.1.2 The execution, delivery and performance by Movie Gallery and Subsidiary of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action. No other corporate act or proceeding on the part of Movie Gallery or Subsidiary is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions hereby or thereby. This Agreement has been duly authorized and delivered by Movie Gallery and Subsidiary and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Movie Gallery and/or Subsidiary will constitute, a valid and binding obligation of Movie Gallery and/or Subsidiary, enforceable in accordance with its terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, and similar laws now or hereafter in effect relating to creditor's rights, generally or general equitable principles.

        3.1.3  Violations, Approvals, Consents, Etc.  Movie Gallery and
               ------------------------------------
Subsidiary warrant that they are not in default under any law or regulation, or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located, which would effect its ability to consummate the transactions contemplated herein. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency, or court to which Movie Gallery and/or Subsidiary is subject or any provision of its charter or bylaws. Except for an HSR Notification, Movie Gallery and Subsidiary do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement will not violate any contract, agreement, indenture, mortgage, loan, lease, etc., to which Movie Gallery or Subsidiary is a party or by which it is bound or affected.

        3.1.4  Brokers' Fees.  Neither Movie Gallery nor Subsidiary have any
               -------------
liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated; provided, however, Movie Gallery has agreed to assume and pay the fees due to Piper Jaffray, Inc., with respect to the transactions contemplated by this Agreement.

        3.1.5  Governmental Authorities and Consents.  No permit, notice,
               -------------------------------------
consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority, or any other party or persons is required in connection with the execution, delivery or performance of this Agreement by Movie Gallery and Subsidiary, or the consummation by Movie Gallery and Subsidiary of the transaction contemplated hereby and thereby, except for a Current Report on Form 8-K required to be filed by Movie Gallery with the Commission, in connection with the transactions contemplated by this Agreement and an HSR Notification (as hereinafter defined) required to be filed by Movie Gallery with respect to the transactions contemplated by this Agreement.

        3.1.6  [Intentionally Left Blank]

          3.1.7  Litigation.  There is no litigation, proceeding, claim, suit or
                 ----------
governmental proceeding or investigation pending or, to the best knowledge of Movie Gallery and Subsidiary, threatened at law or in equity before any court or other governmental agency which (i) could have a Material Adverse Effect on Movie Gallery or Subsidiary or (ii) seeks to prevent, restrain or interfere with the performance by Movie Gallery or Subsidiary of its obligations under this Agreement.

          3.1.8  Disclosure.  To the best of Movie Gallery's knowledge, no
                 ----------
representation or warranty by Movie Gallery or Subsidiary in this Agreement or in any writing furnished or to be furnished pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading.

          3.1.9 There are sufficient authorized but unissued shares of Movie Gallery Common Stock to permit the issuance of the Movie Gallery Shares required to be issued, in accordance with the terms and conditions of this Agreement.
The Movie Gallery Shares will, upon issuance, be validly issued, registered, fully paid and non-assessable.

          3.1.10  Registered Stock.  The Movie Gallery Shares have been
                  ----------------
registered under the Securities Act, and accordingly that the Movie Gallery Shares constitute "registered securities" as that term is used in Rule 145(d). The transactions contemplated by this Agreement, when taken together, constitute a "transaction specified in paragraph (a)" of Rule 145.

          3.1.11 The SEC Reports and all other reports required to be filed by Movie Gallery with the Commission pursuant to Sections 13 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") as of the date of this Agreement have been duly and timely filed with the Commission and are in compliance with the Commission's Rules and Regulations. As of their respective dates, none of the SEC Reports or any other reports filed by Movie Gallery with the Commission pursuant to the Exchange Act, contain any untrue statements of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          3.1.12  S-1 Information.  Movie Gallery acknowledges that it has
                  ---------------
received a copy of the Registration Statement on Form S-1 (the "S-1") filed by Home Vision with the Commission, has reviewed the S-1 and is familiar with the information contained therein.

                              COVENANTS OF THE PARTIES

    4.1 From the date hereof through the Closing Date, the Executing Shareholders hereby covenant and agree as follows:

          4.1.1  Operations.  Unless Movie Gallery consents in writing to the
                 ----------
contrary, the Principal Shareholders will cause Home Vision to operate only in the Ordinary Course of Business, without any waste of assets, except for ordinary wear and tear, to maintain normal levels of inventory and equipment, and not to enter into any transaction or perform any act which would constitute a breach of any representations, warranties, or agreements contained herein and make all reasonable efforts consistent with prior practice to preserve intact its business organizations and to preserve its relationships with customers, suppliers, agents, employees and other persons with whom it has business relations. Without limiting the generality of the foregoing and, except as otherwise expressly provided in this Agreement or Schedule 4.1.1, from the Most Recent Fiscal Month End through the Closing Date, without the prior written consent of Movie Gallery, the Principal Shareholders covenant that Home Vision will not:

          a. (i) create, incur or assume any long-term or short-term indebtedness not incurred in the Ordinary Course of Business in an amount in excess of $5,000.00 for each single borrowing or $10,000.00 in the aggregate,

               (ii) except with respect to various company owned vehicles, prepay all or any part of the principal or interest of any existing indebtedness before the due date thereof, or

               (iii) assume, guarantee, endorse or otherwise become liable or responsible for (whether directly, contingently or otherwise) the obligations of any other person or entity;

          b. (i) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) whether or not upon or in respect of any shares of capital stock of Home Vision,

                 (ii) redeem or otherwise acquire any shares of capital stock of Home Vision,

                 (iii) split, combine, reclassify or otherwise similarly change any shares of capital stock of Home Vision,

          (iv) authorize the creation or issuance of or issue or sell any shares of capital stock of Home Vision or any securities or obligations convertible into or exchangeable for or giving any person any right to acquire from Home Vision, any shares of capital stock of Home Vision, or

          (v) place any pledge, security interest, lien, charge, encumbrance, equity, claim, option or limitation of any nature whatsoever on any shares of capital stock of Home Vision;

          c. (i) except as required by applicable law, increase the compensation of any director, officer, salesperson, agent or employee of Home Vision,

          (ii) grant or announce any general increase in compensation with respect to all or any substantial number of the employees of Home Vision,

          (iii) pay or agree to pay any pension, retirement allowance, severance or other employee benefit not required by law or by any ERISA Plan to any director, officer, salesperson, agent or employee of Home Vision,

          (iv) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement with or for the benefit of any person or

               (v) amend any ERISA Plan, other than as required by, or as necessary to comply with, applicable law or by any such ERISA Plan;

          d. (i) sell, transfer or otherwise dispose of, or agree to sell, transfer or otherwise dispose of, any properties or assets used by Home Vision in the conduct of its business (whether real, personal or mixed, tangible or intangible, other than inventory sold in the Ordinary Course of Business, including the sales of previously viewed tapes or except as otherwise provided herein,


               (ii) permit any additional Encumbrance on any properties or assets (whether real, personal or mixed, tangible or intangible) that are used in the conduct of its business, or

              (iii) enter into any merger, consolidation, reorganization or other business combination or reorganization or any sale of stock or all or substantially of the assets of Home Vision, or enter into any discussion or negotiation with any third party with respect to same;

          e. cause or permit any insurance (or reinsurance) policies to be canceled or terminated or any of the coverage thereunder to lapse, unless (i) it notifies Movie Gallery in writing of such cancellation, termination or lapse and
(ii) simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those canceled, terminated or lapsed from the same or comparable insurers are in full force and effect;

          f. make any payment other than employee compensation to or on behalf of, or enter into, terminate, amend or waive any rights under any contract, agreement, understanding or arrangement with or on behalf of, or engage in any transaction with or on behalf of, any of the Shareholders or any Affiliates of any of the Shareholders;

          g. make any changes to their accounting methods, principles or practices, except as required by GAAP applied on a consistent basis and then only after written notice to Movie Gallery;

          h. make, pay, discharge or otherwise satisfy any claims, liabilities, obligations or Encumbrances of Home Vision (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any debts owing to Shareholders or the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities and obligations reflected or reserved against in the March 31, 1996, Balance Sheet or incurred in the Ordinary Course of Business since the date of the Most Recent Fiscal Month End, or make any payment in respect of indebtedness for borrowed money or capital leases, except payments required by the terms thereof;

          i. cancel, waive, relinquish or otherwise dispose of any debts, obligations or rights of Home Vision in excess of $5,000.00 individually or $10,000.00 in the aggregate, other than any debts owing to Shareholders, and except for $136,000.00 due to Home Vision from the Principal Shareholders;

          j. terminate, amend or waive any rights or obligations under or relating to any contract, agreement, understanding, commitment, arrangement or other obligation;

          k. through negotiation or otherwise, make any commitment or incur any liability or other obligation with respect to any labor organization;

          l. make any capital expenditure or commitment for additions to property, plant, equipment or assets owned by, or used in the business of, Home Vision in excess of $4,000.00 individually or $10,000.00 in the aggregate;

          m. permit any material shortages of materials or supplies necessary for the conduct of the business of Home Vision as conducted as of the date of this Agreement;

            n. change or amend its Certificate of Incorporation or Bylaws (or similar governing documents);

          o. enter into any other contracts, commitments or transactions (except contracts, commitments or transactions made in the Ordinary Course of Business) in an amount not to exceed $1,000.00 individually or $5,000.00 in the aggregate;

            p. settle or compromise any claim, suit or cause of action involving more than $1,000.00; or

            q. agree, whether in writing or orally, whether formally or informally, to engage in any of the actions described in clauses (a) through (q) of this Section 4.1.1.

        4.1.2  Current Information.  During the period from the date of this
               -------------------
Agreement to the Closing Date, the Principal Shareholders will promptly notify Movie Gallery in writing of any significant development or changes in the assets, liabilities, business, financial condition, prospects or results of operations of Home Vision and of any governmental complaints, investigative hearing, or the institution, threat or settlement of litigation and relating to Home Vision, or any other circumstances or events of which they have knowledge, which could result in a material breach of any representation or warranty of Home Vision hereunder, and to keep Movie Gallery fully informed in reasonable detail of such events.

        4.1.3  [Intentionally Left Blank]

        4.1.4  Reasonable Best Efforts.  Subject to the terms and conditions of
               -----------------------
this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all persons and governmental authorities and removing any injunctions or other impediments or delays, legal or otherwise which are necessary to the consummation of the transactions contemplated by this Agreement. In case, at any time after the Closing Date, any further action is necessary to carry out the purposes of this Agreement, each party to this Agreement will, or will cause its proper directors, officers or Affiliates, as the case may be, to take all such necessary action.

        4.1.5  Filings.  Movie Gallery and the Principal Shareholders will cause
               -------
Home Vision to use its reasonable best efforts to make or cause to be made all filings and submissions as may be required under applicable laws and regulations for the consummation of the transactions contemplated by this Agreement including, but not limited to, an HSR Notification (as hereinafter defined). Movie Gallery and Home Vision will coordinate and cooperate with one another in exchanging such information and provide each other with such assistance as the other party may reasonably request in connection with the foregoing. Any costs or expenses, including attorneys fees and accounting fees for the necessary filings under this section shall be paid for by the Movie Gallery.

        4.1.6  Public Announcements.  Home Vision, Shareholders and Movie
               --------------------
Gallery will not issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the consent of the other parties hereto; provided, that, Movie Gallery may make such announcements without the approval of Shareholders or Home Vision to the extent required by law, judicial process or the rules, regulations or interpretations of the Commission.

        4.1.7  Books and Records.  At the Closing Date, the Principal
               -----------------
Shareholders shall deliver to Movie Gallery all Home Vision books and records in their possession.

        4.1.8  Schedules.  From time to time prior to the Closing Date, the
               ---------
Principal Shareholders will cause Home Vision to complete all of the Schedules referred to in this Agreement and to promptly supplement or amend any Schedules referred to in this Agreement with respect to any matter which, required to be set forth or described in a Schedule or which is necessary to correct any information in a Schedule or in any representation or warranty of the Principal Shareholders which has been rendered inaccurate thereby.

        4.1.9  No Negotiations, etc.  For so long as this Agreement is pending
               --------------------
and not terminated, Shareholders shall not, and shall cause Home Vision and any officer, director, agent, employee, representative, trustee or beneficiary of Home Vision not to, directly or indirectly, (a) make, solicit, initiate or encourage the submission of any inquiries, proposals or offers from any person (including any of the directors, officers or employees of Home Vision), corporation, partnership or other entity or group relating to any recapitalization, merger, consolidation or other business combination involving Home Vision, any sale of all or any portion of the assets of Home Vision, or any sale of the Stock or any other equity interest in Home Vision (any of the foregoing, an "Acquisition Proposal"); or (b) participate in any discussions or negotiations regarding, or otherwise cooperate, assist or participate in, any effort or attempt by any third party to propose or effect any Acquisition Proposal or furnish any information to or seek any information from any such third party.

        4.1.10  Access to Records.  The Principal Shareholders will cause Home
                -----------------
Vision to afford Movie Gallery and its authorized representatives access, during normal business hours, to all of Home Vision's business operations, properties, books, files, and records, will cooperate in Movie Gallery's examination thereof and will cause Home Vision, its officers and auditors to furnish Movie Gallery and its authorized representatives with such financial and operating data and other information with respect to the business and properties of Home Vision (including auditors' work papers) as Movie Gallery may from time to time request and at Movie Gallery's request, compile information that has not been compiled for another purpose and to prepare memorandums, opinions and other documents that have not been prepared for another purpose. No such examination, however, shall constitute a waiver or relinquishment by Movie Gallery of its right to rely upon the Shareholders' covenants, representations, and warranties as made herein or pursuant hereto. Until the Closing, Movie Gallery will hold in confidence all information so obtained, and any document or instrument heretofore or hereafter obtained by Movie Gallery in connection herewith shall be held on an express trust for and on behalf of the Shareholders and Home Vision. In the event of the termination of this Agreement for any reason, all such information and documentation and any copies thereof shall be returned to Home Vision.

          4.1.11  Compliance.  The parties will use all reasonable efforts to
                  ----------
cause their officers and employees to comply with all applicable provisions of this Agreement.

        4.1.12  Environmental Matters.  Further, the Principal Shareholders and
                ---------------------
Home Vision agree to provide Movie Gallery with any hazardous or toxic waste evaluations which have been prepared by a private engineer, business, or a governmental entity. The Principal Shareholders and Home Vision also agree to allow Movie Gallery, at Movie Gallery's option and expense, to have any premises leased by Home Vision evaluated and inspected for hazardous or toxic waste.

        4.1.13  [Intentionally Left Blank]

          4.1.14  Securities Act Compliance.  The Shareholders will not sell,
                  -------------------------
transfer, convey or distribute any of the Movie Gallery Shares except in accordance with the provisions of Rule 145(d) adopted by the Commission under the Securities Act. In any distribution of the Movie Gallery Shares, the Shareholders will comply with the prospectus delivery requirements of the Securities Act.

          4.1.15  Holding of the Movie Gallery Shares.  The Shareholders agree
                  -----------------------------------
that they are acquiring the Movie Gallery Shares for their own account for investment and without any intent or plan to sell, transfer, assign, pledge, distribute or encumber the Movie Gallery Shares. Except for "de minimis sales", as defined and allowed by Staff Accounting Bulletin No. 76, and in order to satisfy the requirements of SEC Accounting Series Release No. 135, the Shareholders further agree that they will hold the Movie Gallery Shares until such time after Closing as financial results covering at least thirty (30) days of post-merger combined operations of Movie Gallery and Home Vision have been published by the filing of the Current Report on Form 8-K required to be filed by Movie Gallery pursuant to Section 4.2.4 hereof.

          4.1.16 Home Vision shall make or cause to be made, at no cost to it, any reports or filings that may be required to be made by or on behalf of Home Vision or any of its affiliates pursuant to the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act"), and other applicable federal and state laws, rules and regulations, including, but not limited to the filing of a Hart-Scott-Rodino Notification and Report Form ("HSR Notification"). Home Vision will provide any and all such information as is required to facilitate compliance with the HSR Act and other applicable laws, rules and regulations and if any investigation results therefrom, Home Vision shall fully cooperate with respect thereto.

          4.1.17 At or prior to Closing, each of the Principal Shareholders and Home Vision shall terminate the employment contract between each such Principal Shareholder and Home Vision.

          4.1.18 The Principal Shareholders shall complete all of the Schedules referred to in this Agreement (required to be completed by Home Vision) within a reasonable time after the execution hereof.

    4.2  Movie Gallery hereby covenants and agrees as follows:

        4.2.1  Employment of Corporation's Personnel.  Movie Gallery shall use
               -------------------------------------
its reasonable best efforts, based upon its business judgment, to continue the employment of all current employees of Home Vision; provided, however, Movie Gallery will only offer continued employment to those employees of Home Vision who meet Movie Gallery's normal employment criteria, and only to the extent that job openings exist for each such employee after Closing.

        4.2.2  Shareholders's Guarantees.  Movie Gallery shall use its good
               -------------------------
faith best efforts to secure a release of Shareholders' guarantees under any and all of Home Vision's leases, which best effort shall include substitution of Movie Gallery's guarantee for that of Shareholders. In any event, Movie Gallery agrees to warrant, defend, hold harmless and indemnify each Shareholder from any losses, costs or damages (including reasonable attorneys fees) arising out of any claim against a Shareholder under any guaranty, or indemnity agreement, including but not limited to, guarantees of leases and/or financial obligations which obligation is assumed by Movie Gallery and the claimed breach of which occurred on or after the Closing Date.

          4.2.3  Expenses.  Movie Gallery shall assume all of Home Vision's
                 --------
expenses, brokerage fees, attorney's fees and costs with respect to the negotiations and consummation of this transaction, all of which shall be included in the definition of Assumed Liabilities, as hereinabove defined.

          4.2.4  Earnings.  Movie Gallery will issue an earnings release or
                 --------
press release and file a Current Report on Form 8-K with the Commission with respect to such release, within thirty (30) days after the end of the first full calendar month subsequent to the Effective Date of the Merger.

          4.2.5  Knowledge of Adverse Conditions.  Movie Gallery has no
                 -------------------------------
knowledge of any condition which could have Material Adverse Effect on the value of its stock and, if such condition becomes known to Movie Gallery it will immediately notify Home Vision of such condition, which notice must be received prior to Closing. If such condition could cause a substantial diminution in value of the Stock of Movie Gallery to a value of less than $27.00 per share, Home Vision shall have the right to terminate this Agreement, and the parties obligations shall cease except that Home Vision shall retain the Deposit.

          4.2.6 Movie Gallery shall make or cause to be made any reports or filings that may be required to be made by or on behalf of Movie Gallery or any of its affiliates pursuant to the HSR Act and other applicable federal and state laws, rules and regulations, including, but not limited to an HSR Notification. Movie Gallery will provide any and all such information as is required to facilitate compliance with the HSR Act and other applicable laws, rules, and regulations and if any investigation results therefrom, Movie Gallery shall fully cooperate with respect thereto.

          4.2.7 Movie Gallery shall cause the Surviving Corporation to pay all liabilities of Home Vision, including, but not limited to, all obligations to Ingram Entertainment, Inc. and Rentrak Corporation, subject to Movie Gallery's and the Surviving Corporation's right to dispute the validity and amount of any liability in good faith.

          4.2.8 Movie Gallery shall complete all of the Schedules referred to in this Agreement (required to be completed by it) within a reasonable time after the execution hereof.

                       CONDITIONS TO OBLIGATION TO CLOSE

    5.1  Conditions to Obligation of Movie Gallery.  The obligation of Movie
         -----------------------------------------
Gallery to consummate the transactions to be performed by it pursuant to this Agreement is subject to satisfaction of the following conditions, any one or more of which may be waived by Movie Gallery:

        5.1.1 The representations and warranties of the Principal Shareholders set forth hereinabove shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as though made at and as of the Closing Date;

        5.1.2 Shareholders and Home Vision shall have performed and complied in all material respects with the covenants and agreements contained herein and required to be performed and complied with by them at or prior to the Closing Date (except as otherwise contemplated by this Agreement) through the Closing.

        5.1.3 Home Vision shall have procured all of the third party consents necessary for the consummation by Movie Gallery of the transactions contemplated hereby, except to the extent such requirement shall have been waived by Movie Gallery pursuant to Section 1.11.9 hereof.

        5.1.4 The Principal Shareholders shall cause Rentrak Corporation ("Rentrak") to perform an audit (at Movie Gallery's expense) in each of the Stores, prior to Closing, to determine an accurate inventory of all video cassette tapes owned by Rentrak, and to determine the amount due to Rentrak as a result of missing inventory.

        5.1.5 The Principal Shareholders shall have delivered to Movie Gallery an executed Covenant Not To Compete from the Principal Shareholders in the form attached as Exhibit 5.1.5 (the "Covenant Not To Compete"); provided, however, the Covenant Not To Compete to be executed by Terry Drake and Jeffrey Owen shall provide for early termination upon the termination of their employment by the Surviving Corporation.

        5.1.6  [Intentionally Left Blank]

        5.1.7  Certificate of Officers and Principal Shareholders.  Home Vision
               --------------------------------------------------
shall have delivered to Movie Gallery a certificate dated the Closing Date, executed by its President and Secretary and by the Principal Shareholders, certifying that the conditions specified in Sections 5.1.1, 5.1.2, 5.1.3 and
5.1.4 have been fulfilled.

        5.1.8  [Intentionally Left Blank]

        5.1.9  Opinion of Home Vision's Counsel.  The Principal Shareholders
               --------------------------------
shall deliver to Movie Gallery an opinion, dated the Closing Date, of Home Vision's counsel, and in the form attached hereto as Exhibit 5.1.9.

        5.1.10  [Intentionally Left Blank]

          5.1.11 On the Closing Date, Home Vision shall own a full complement of rental and sell-through video tapes and games as is customary with Home Vision's operations (which in no event shall be less than _______________ tapes and games).

          5.1.12 Neither Shareholders nor Home Vision shall be subject to any order, decree or injunction of a court of competent jurisdiction which in any material respect prevents or delays any of the transactions contemplated by the Agreement.

        5.1.13 None of the environmental reports referred to in Section 4.1.12, if any, demonstrate the presence of hazardous or toxic waste or the likelihood thereof.

          5.1.14 Each of the parties shall have received letters, dated as of the Closing Date, from Ernst & Young, LLP and Coopers & Lybrand, LLP regarding those firms' concurrence with each of the parties conclusions as to the appropriateness of Pooling of Interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

          5.1.15  [Intentionally Left Blank]

          5.1.16 Any and all applicable waiting periods under the HSR Act with respect to the transaction contemplated by this Agreement shall have expired or shall have terminated.

    5.2  Conditions to Obligation of the Shareholders.  The obligation of the
         --------------------------------------------
Shareholders to consummate the transactions to be performed by each of them in connection with the Closing is subject to satisfaction of the following conditions, any one or more of which may be waived by the Shareholders:

        5.2.1 The representations and warranties of Movie Gallery set forth hereinabove shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date;

        5.2.2 Movie Gallery shall have performed and complied in all material respects with the obligations, covenants and agreements contained herein and required to be performed and complied with by it at or prior to the Closing Date (except as otherwise contemplated by this Agreement) through the Closing;

        5.2.3 Movie Gallery shall deliver to Shareholders at Closing an opinion of Movie Gallery's counsel, in the form attached hereto as Exhibit 5.2.3.

          5.2.4 Movie Gallery shall have procured all of the third-party consents necessary for the consummation by Home Vision of the transactions contemplated hereby, except to the extent such requirements shall have been waived by Home Vision.

          5.2.5 Any and all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

          5.2.6 Neither Movie Gallery nor Subsidiary shall be subject to any order, decree or injunction of any court of competent jurisdiction which in any material respect prevents or delays any of the transactions contemplated by this Agreement.

          5.2.7  Certificate of Officers.  Movie Gallery shall have delivered to
                 -----------------------
Home Vision a certificate dated the Closing Date, executed by its President and Secretary certifying that the conditions specified in Sections 5.2.1 and 5.2.2 have been fulfilled.

          5.2.8 Each of the parties shall have received letters, dated as of the Closing Date, from Ernst & Young, LLP and Coopers & Lybrand, LLP regarding those firms' concurrence with each of the parties conclusions as to the appropriateness of Pooling of Interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if closed and consummated in accordance with this Agreement.

          5.2.9 Each of the Principal Shareholders shall have agreed to the form of the Covenant Not To Compete, the Plan of Merger contemplated by Section
1.1 hereof, the Stock Escrow Agreement contemplated by Section 1.4.1 hereof, the Rule 145 Affiliate Letter contemplated by Section 1.12.13 hereof, the opinion of Movie Gallery's counsel contemplated by Section 1.13.3 hereof, and the Schedules to be provided by Home Vision, provided that a Principal Shareholder may terminate his obligations under this Agreement by virtue of his dissatisfaction with the Schedules to be provided by Home Vision, only if his failure to do so would have a Material Adverse Effect on his legal or economic rights, benefits and obligations under this Agreement.



             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     6.1 All representations and warranties of the parties shall survive the Closing for a period of twelve (12) months.

                                INDEMNIFICATION

     7.1 The Shareholders hereby agree to indemnify, defend and hold harmless Movie Gallery, the Surviving Corporation and their respective officers, directors, consultants and advisors against and in respect of all Damages (as hereinafter defined), asserted against or incurred by Movie Gallery or the Surviving Corporation or any director, officer, consultant or advisor to Movie Gallery or the Surviving Corporation, or any of their respective successors or assigns (the "Movie Gallery Group") resulting from a material breach of, or a materially inaccurate representation, warranty, covenant or agreement made by or on behalf of Shareholders in this Agreement, or any schedule, exhibit, certificate, instrument or other document delivered hereby or in connection herewith. Damages, as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including without limitation counsel fees and expenses, as incurred, and all other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity. Notwithstanding any disclosure to Movie Gallery herein or pursuant hereto, or the definition of Damages contained in the preceding sentence, or Movie Gallery's knowledge of any fact or facts at or prior to the Closing, for purposes of this Agreement, Damages shall also include (to the extent not included in the Assumed Liabilities), but shall not be limited to, all debts, liabilities, and obligations of any nature whatsoever (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of Home Vision at the Most Recent Fiscal Month End not reflected on the March 31, 1996 Balance Sheet, whether known or unknown by the Shareholders; all claims, actions, demands, losses, costs, expenses, and liabilities resulting from any litigation involving Home Vision whether or not disclosed to the Movie Gallery; all claims, actions, demands, losses, costs, expenses, liabilities, or penalties resulting from Home Vision's failure in any respect to perform any obligation required by it to be performed at or prior to Closing Date, or by reason of any default of Home Vision, at the date hereof or at the Closing Date, under any of the contracts, agreements, leases, documents, or other commitments to which it is a party or otherwise bound or affected; and all losses, costs, and expenses (including without limitation all fees and disbursements of counsel) relating to Damages. Except as otherwise set forth herein, the Shareholders shall reimburse Movie Gallery on demand for any payment made by Movie Gallery at any time after the Closing in respect of any Damages to which the foregoing indemnity relates.


    7.2 Movie Gallery hereby agrees to indemnify and hold harmless Shareholders from and against the entirety of any Damages (hereinafter as defined) or adverse consequences the Shareholders may suffer resulting from, arising out of, relating to, in the nature of, or caused by (i) the breach of any of Movie Gallery's representations, warranties, and covenants contained in this Agreement or (ii) Movie Gallery's default under or failure to pay any specifically herein assumed contractual obligation of Home Vision for which Shareholders have provided a personal guarantee. Damages, as used herein, shall include any claim, action, demand, loss, cost, expense, liability (joint or several), penalty, and other damage, including without limitation counsel fees and expenses, as incurred, and all other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity.

    7.3  Third Party Claims.  Except as provided to the contrary in Sections 7.4
         ------------------
and 7.5, the obligations of Shareholders under Sections 7.1, 7.4 and 7.5, and of Movie Gallery under Section 7.2 resulting from claims initiated by third parties (the "Third Party Claims") are subject to the following terms and conditions:

        7.3.1 Upon receipt of written notice of any Third Party Claim asserted against, relating to, imposed upon or incurred by Movie Gallery, the Surviving Corporation or Shareholders, as the case may be (the "Indemnified Party"), the party having the indemnity obligation hereunder (the "Indemnifying Party") will undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, in which event the Indemnifying Party shall be obligated to pay the reasonable fees and expenses of such counsel as incurred. In the event that the Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall undertake the defense of such claim as provided above.

        7.3.2 If within a reasonable time after written notice of any Third Party Claim, the Indemnifying Party fails to defend the Indemnified Party against whom such Third Party Claim has been asserted, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account of the Indemnifying Party and the Indemnifying Party shall be liable for any such compromise or settlement.

        7.3.3 Anything in this Section 7.3 to the contrary notwithstanding, if there is a reasonable probability in the Indemnified Party's judgment that a claim may materially and adversely affect the Indemnified Party or any of its subsidiaries, Affiliates, directors, officers, employees, agents or representatives against whom a Third Party Claim is asserted (monetarily or otherwise), (i) the Indemnified Party against whom a Third Party Claim is asserted will have the right to defend and co-defend and compromise and settle with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld) such Third Party Claim and (ii) the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to entry of any judgment relating to any such Third Party Claim, which settlement, compromise or judgment does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party, and its subsidiaries, Affiliates, directors, officers, employees, agents and representatives, a full, complete and unconditional release from all liabilities in respect of such Third Party Claim.

        7.3.4 The Indemnifying Party will provide the Indemnified Party access to all records and documents of the Indemnifying Party relating to any Third Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records and documents of the Indemnified Party relating to any Third Party Claim.

    7.4  Environmental Indemnification.
         -----------------------------

        7.4.1 Notwithstanding anything in this Agreement to the contrary, Shareholders shall indemnify, reimburse, defend and hold harmless Movie Gallery and the Surviving Corporation for, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' and/or consultants' fees, disbursements and expenses, and economic losses (including, without limitation, lost profits) (together with "Environmental Losses"), asserted against, resulting to, imposed on, or incurred by Movie Gallery or the Surviving Corporation, in connection with, directly or indirectly, any of the following: (i) the events, circumstances, and conditions described in Schedule 2.1.13; or (ii) the breach of any representation or warranty set forth in Section 2.1.13, including the Schedules referred to therein (or any facts or circumstances constituting such a breach).

        7.4.2 Movie Gallery shall promptly give notice in writing to Shareholders of any claimed Environmental Losses in reasonable detail; provided, however, that failure to give such notice, or to provide Shareholders with information as required elsewhere in this Section 7.4.2, shall not affect any of Movie Gallery's or the Surviving Corporation's rights under this Section 7.4.2. Promptly upon receiving notice and a description of the claimed Environmental Losses, Shareholders shall reimburse Movie Gallery or the Surviving Corporation for all Environmental Losses, as incurred, as provided by this Section 7.4.2.

Nothing in this Section 7.4.2 shall release or excuse Shareholders from any obligations with respect to Third Party Claims as set forth in Section 7.3. However, Movie Gallery or the Surviving Corporation, at its option and without foregoing any of Movie Gallery's or the Surviving Corporation's rights to indemnification hereunder or under Section 7.3, may control the defense of any Third Party Claims and threatened claims, and take any investigatory, removal, remedial, or other action necessary to respond to any Environmental Losses ("Response Actions"), and Shareholders shall have the right at Shareholders' expense to participate in the defense of any claims or threatened claims using attorneys of their own choosing and to monitor any Response Actions using consultants of their own choosing (other than Response Actions which Shareholders cannot, as a practical matter, monitor because of legally imposed time requirements or the need to respond to emergency conditions).

    7.5  Tax Indemnification.
         -------------------

        7.5.1 Notwithstanding anything in this Agreement to the contrary, Shareholders shall indemnify, reimburse, defend and hold harmless Movie Gallery and the Surviving Corporation for, from and against all liabilities for Taxes of Home Vision or Taxes imposed upon or with respect to all Pre-Closing Periods (as defined), except for deferred Taxes as shown on the Financial Statements or Taxes (other than penalties and interest) which become due as a result of timing adjustments and which result in a decrease in Movie Gallery's or the Surviving Corporation's liability for Taxes in a period after Closing. Movie Gallery and the Surviving Corporation shall indemnify and reimburse Shareholders for any and all tax refunds which are due and received by the Surviving Corporation with respect to all Pre-Closing Periods, except for tax refunds which become due as a result of timing adjustments and which result in an increase in Movie Gallery's or the Surviving Corporation's liability for Taxes in a period after Closing.

        7.5.2 "Pre-Closing Period" means any taxable year that ends on or before the Closing Date, and the portion of any Straddle Period (defined below) beginning on the first day of such Straddle Period and ending on (and including) the Closing Date. "Straddle Period" means any taxable year beginning on or before the Closing Date and ending after the Closing Date.

        7.5.3 Notwithstanding anything in this Agreement to the contrary, Shareholders shall have the right, for any period covered by Section 2.1.10 hereof, to control any audit or determination by any authority, initiate any claim for refund or amended return, contest, defend against, resolve, and settle any assessment, notice of deficiency, or other adjustment or proposed adjustment of Taxes or otherwise resolve any issue pertaining to any Taxes; provided, however, that with respect to any Pre-Closing Period, Shareholders shall (i) promptly give notice in writing to Movie Gallery or the Surviving Corporation of the commencement of any audit or examination by any taxing authority, (ii) subject to the limitations contained in this Section 7.5.3, permit Movie Gallery or the Surviving Corporation, at its own expense, to retain counsel of its own choosing in connection with any such examination, (iii) provide Movie Gallery or the Surviving Corporation in a timely manner copies of all non-privileged correspondence, records and documentation or portions thereof concerning Taxes of Home Vision for all Pre-Closing Periods.

    7.6  Limitations on Indemnification.  The liability of the Executing
         ------------------------------
Shareholders for indemnity, under Sections 7.1, 7.4 and 7.5 arising from a breach of a representation, warranty, covenant or agreement made by or on behalf of the Principal Shareholders (the "Breaches") shall be subject to the limitation that the Executing Shareholders shall have no obligation to indemnify Movie Gallery or Surviving Corporation, unless and until the aggregate amount of all indemnifiable claims for the Breaches shall exceed $300,000.00 (the "Indemnity Threshold"); provided, however, the liability for indemnification with respect to any Breaches as to which any Shareholder had knowledge of the existence of the Breach at Closing, shall not be limited by the Indemnity Threshold as set forth above and shall apply from the first dollar of indemnity liability. In addition, in calculating the liability amount in determining when the Indemnity Threshold is exceeded, all Breaches shall apply as to the amount whether or not material, individually or in the aggregate. Notwithstanding the above, the liability of the Executing Shareholders for indemnification as to liabilities set forth or disclosed on any Schedule to this Agreement shall be subject to the limitation that the Executing Shareholders shall have no obligation to indemnify Movie Gallery or Surviving Corporation, unless and until the aggregate amount of all indemnifiable claims with respect to such disclosed liabilities shall exceed an amount equal to the amount included in the Assumed Liabilities with respect to such liabilities, plus $50,000.00. The aggregate amount of liability for indemnification under Sections 7.1, 7.4 and 7.5 shall not exceed Five Million and No/100 Dollars ($5,000,000.00). Notwithstanding the above, the Executing Shareholders shall not be required to provide indemnification pursuant to Section 7.1 for any matter as to which Shareholders have not received written notice, describing in reasonable detail the matter in respect of which such indemnity is sought, within thirty (30) days following the date which is twelve (12) months after the Closing Date. Notwithstanding anything to the contrary contained herein, the liability of the Executing Shareholders for indemnity under Sections 7.1, 7.4 and 7.5 shall be pro-rata (based upon their respective ownership interests of the Home Vision Shares) and not joint and several.


    7.7 The Deposited Stock is intended to secure the Shareholders' indemnification obligations under this Agreement. Movie Gallery and/or the Surviving Corporation shall be paid from the Deposited Stock any amount due from the Shareholders, as indemnification to Movie Gallery and/or the Surviving Corporation, pursuant to Sections 7.1, 7.4 and 7.5 hereof, as determined pursuant to Section 7.6 and this Section 7.7, and in accordance with the terms of the Escrow Agreement. Notwithstanding the above, nothing in this Section 7.7 shall limit the right of Movie Gallery and/or the Surviving Corporation to be indemnified under this Agreement for any loss, damage, or expense in excess of the amount distributed pursuant to the Escrow Agreement.

    8.1  Termination and Abandonment.
         ---------------------------

        8.1.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing:

          (a)  by mutual consent of the parties hereto;

              (b) by the Principal Shareholders at any time after the Closing Date; provided, however, that the right to terminate this Agreement under this clause (b) shall not be available if the Principal Shareholders' failure to fulfill any obligation or condition under this Agreement has been the direct cause of, or resulted in, the failure of the Closing Date to occur on or before such date, and such failure to fulfill any such obligation or condition is within the Principal Shareholders' control, and the Principal Shareholders have not utilized their reasonable best efforts to cause said obligation or condition to be fulfilled;

          (c) by Movie Gallery at any time after the Closing Date; provided, however, that the right to terminate this Agreement under this clause (c) shall not be available if Movie Gallery's failure to fulfill any obligation or condition under this Agreement has been the direct cause of, or resulted in, the failure of the Closing Date to occur on or before such date, and such failure to fulfill any such obligation or condition is within Movie Gallery's control, and Movie Gallery has not utilized its reasonable best efforts to cause said obligation or condition to be fulfilled;

          (d) by Movie Gallery if there has been a material violation or breach by Shareholders of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by Movie Gallery; and

          (e) by the Principal Shareholders if there has been a material violation or breach by Movie Gallery of any agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by the Principal Shareholders.

          (f) by Movie Gallery if the Schedules referred to herein reveal facts, circumstances or information that in Movie Gallery's sole opinion has or would have a Material Adverse Effect on Home Vision.

          (g) by the Principal Shareholders if the Schedules referred to herein reveal facts, circumstances or information that in the Principal Shareholders' sole opinion has or would have a Material Adverse Effect on Movie Gallery.

        8.1.2  Procedure and Effect of Termination.  In the event of termination
               -----------------------------------
of this Agreement pursuant to Section 8.1.1 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation under this Agreement to any other party hereto, except (i) to the extent that such termination occurs under Section 8.1.1(d) or 8.1.1(e), (in which case, such breaching party shall be liable for all damages allowable at law (including, but not limited to, attorney fees) and any relief available at equity, (ii) that Sections 2.1.17, 4.1.6, 8.1.2, 9.8, the last sentence of Sections 9.13, 9.14 and 10 shall survive any termination of this Agreement.

                              MISCELLANEOUS PROVISIONS

    9.1  Audit Requirements.  Shareholders hereby agree that at any time prior
         ------------------
to Closing, during normal business hours of Home Vision, Movie Gallery, its employees, agents and financial consultants shall have full access to all financial records of Home Vision for the current fiscal year and for the prior three complete fiscal years of Home Vision, for the purpose of conducting and completing an unqualified audit of Home Vision's business operations. Shareholders agree to cooperate fully with Movie Gallery in this effort and to provide all such financial records requested by Movie Gallery at any reasonable time prior to Closing, at Home Vision's business office. Home Vision shall allow Movie Gallery access to a work area within such business office and shall allow the copying of any such records as needed by Movie Gallery to complete such audit procedures. The Executing Shareholders and Home Vision agree that Movie Gallery shall be permitted to disclose such financial records of Home Vision to any interested parties, including but not limited to potential underwriters and potential investors in a private or public offering of Movie Gallery's capital stock, debentures, or other securities. In the event any of the items or entries in the financial statements presented to Movie Gallery by Home Vision and used by Movie Gallery to determine that it would accept the Purchase Price set out herein, shall be found by Movie Gallery's independent certified public accountant auditors, to be erroneously stated by more than 5% of the stated amount for the Most Recent Fiscal Year End or Most Recent Fiscal Month End, then in that event Movie Gallery shall be entitled, upon notice to Shareholders, to terminate this Agreement and neither party shall be liable to the other thereafter, other than as set forth in Section 8.1.2.

    9.2  Risk of Loss.  The risk of loss prior to the Closing Date shall be with
         ------------
Shareholders. In the event Home Vision or the operations of the Stores shall have been damaged adversely or affected in any material way as a result of any strike, accident or other casualty or act of God or the public enemy, or any judicial, administrative or governmental proceeding at or prior to Closing, then Movie Gallery shall have the options of either (i) prorating the Purchase Price to adjust for the loss to Home Vision; or (ii) proceeding to close with an assignment of any insurance proceeds which may be paid to reflect such loss or damage.

    9.3  Severability and Operations of Law.  If any provision of this Agreement
         ----------------------------------
is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision is ineffective to the extent of such prohibition and/or is modified to conform with such laws, without invalidating the remaining provisions hereto; and any such prohibition in any jurisdiction shall not invalidate such provision in any other jurisdiction.

    9.4  Choice of Law.  This Agreement shall be governed by the internal laws
         -------------
(and not the law of conflicts) of the State of Delaware.

    9.5  Modification.  This Agreement may not be changed or modified except in
         ------------
writing specifically referring to this Agreement and signed by all of the parties to this Agreement.

    9.6  Survival and Binding Agreement.  The terms and conditions of this
         ------------------------------
Agreement shall survive the Closing as set forth in Section 6.1, and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

    9.7  Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    9.8  Confidentiality; Publicity.  Except as may be required by law or as
         --------------------------
otherwise permitted herein, no party hereto or their respective affiliates, employees, agents and representatives shall disclose to any third party the subject matter or terms of this Agreement without the prior consent of the other parties; provided, however, that any party hereto may discuss the terms of this Agreement and the transactions contemplated herein with (a) its lenders and equity investors and their respective counsel and (b) the landlords under the leases and their respective representatives. Subject to the foregoing, disclosure of any financial data provided either party by the other is strictly prohibited without the other party's prior written consent. Notwithstanding anything herein to the contrary, the parties acknowledge that Movie Gallery may pursue a private or public sale of its capital stock or other securities. The Shareholders and Home Vision agree that Movie Gallery is hereby permitted to reveal any information provided by Shareholders or Home Vision as is reasonably required by Movie Gallery, in order to facilitate any such offer and sale of capital stock or other securities.

    9.9  Assignability; Successors.  Neither party to this Agreement may assign
         -------------------------
any of its rights or delegate any of its responsibilities under this Agreement except that Movie Gallery may assign this agreement to any entity that succeeds to all or substantially all of the business of Movie Gallery through a purchase of assets, merger or otherwise. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, successors, assigns and personal representatives.

    9.10  Notices.  All notices, requests, demands, claims and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient or faxed to the intended recipient, as set forth below:

If to the Shareholders:               Copy to:

Mr. Martin Allen                      John Moncure, Esq.
4 Industrial Parkway                  MONCURE & BARNICLE
Brunswick, Maine  04011               14 Main Street, Box 636
FAX #:  (207) 729-8673                Brunswick, Maine  04011
                                      FAX #:  (207) 729-7790

If to Movie Gallery:                  Copy to:

Movie Gallery, Inc.                   S. Page Todd, Esq.
739 W. Main Street                    739 W. Main Street
Dothan, Alabama  36301                Dothan, Alabama  36301
FAX #:  (334) 677-1169              FAX #:  (334) 702-0509

    9.11  [Intentionally Left Blank]

    9.12  Headings.  Headings contained in this Agreement are for reference
          --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


    9.13  Integrated Agreement.  This Agreement constitutes the entire agreement
          --------------------
between the parties hereto, and there are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth herein or herein provided for.

    9.14 THE SHAREHOLDERS COVENANT THAT THEY HAVE HAS DESIGNATED AND APPOINTED JOHN MONCURE, ESQ., AS THEIR AUTHORIZED AGENT UPON WHOM PROCESS MAY BE SERVED IN ANY SUIT, PROCEEDING OR OTHER ACTION AGAINST THEM INSTITUTED BY MOVIE GALLERY AND BASED UPON THIS AGREEMENT. SUCH DESIGNATION AND APPOINTMENT SHALL, TO THE EXTENT PERMITTED BY LAW, BE IRREVOCABLE, UNLESS AND UNTIL A SUCCESSOR AUTHORIZED AGENT ACCEPTABLE TO MOVIE GALLERY SHALL HAVE BEEN APPOINTED BY SUCH SHAREHOLDERS, SUCH SUCCESSOR SHALL HAVE ACCEPTED SUCH APPOINTMENT AND WRITTEN NOTICE THEREOF SHALL HAVE BEEN GIVEN TO MOVIE GALLERY. THE SHAREHOLDERS FURTHER AGREE THAT SERVICE OF PROCESS UPON SUCH AUTHORIZED AGENT OR SUCCESSOR SHALL BE DEEMED IN EVERY RESPECT SERVICE OF PROCESS UPON THEM IN ANY SUCH SUIT, PROCEEDING OR OTHER ACTION. THE SHAREHOLDERS HEREBY CONSENT TO THE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF DELAWARE IN ANY SUCH SUIT, PROCEEDING OR OTHER ACTION.

    THE SHAREHOLDERS FURTHER AGREE TO TAKE ANY AND ALL ACTION, INCLUDING THE EXECUTION AND FILING OF ALL SUCH INSTRUMENTS AND DOCUMENTS, AS MAY BE NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF SUCH SUBSTITUTE DESIGNATION AND APPOINTMENT IN FULL FORCE AND EFFECT.

     10.  Deposit.  Upon execution of this Agreement, Movie Gallery shall
          -------
deliver or wire transfer the Deposit to Moncure & Barnicle which shall be held in a non-interest bearing account by Moncure & Barnicle and applied as follows:

          (1) In the event that the Shareholders terminate this Agreement pursuant to Section 8.1.1(b), the Deposit shall be delivered to Home Vision and the parties obligations hereunder shall cease; or

          (2) In the event that the transaction contemplated by this Agreement does not close on or before the Closing Date, and the Shareholders shall not have the right to terminate this Agreement pursuant to Section 8.1.1(b), the Deposit shall be returned to Movie Gallery.

          (3) In the event that the transaction contemplated by this Agreement closes, the Deposit shall be returned to Movie Gallery at Closing.

          (4) In the event that Movie Gallery has the right to terminate this Agreement pursuant to Sections 8.1.1.(d) or (f), the Deposit shall be returned to Movie Gallery.

          (5) In the event that the Principal Shareholders have the right to terminate this Agreement pursuant to Sections 8.1.1(e) or (g), the Deposit shall be delivered to Home Vision.

     11.  Rental.  The Surviving Corporation shall lease Home Vision's existing
          ------
corporate office building at 4 Industrial Parkway, Brunswick, Maine, pursuant to the terms of the lease attached hereto as Schedule 11.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above-written.

ATTEST:                            MOVIE GALLERY, INC.

___________________________        BY:/s/ Joseph T. Malugen
                                      ---------------------------
Secretary                             Its Chief Executive Officer
                                          -----------------------

ATTEST:                             MOVIE GALLERY OF MAINE, INC.


___________________________        BY:/s/ Joseph T. Malugen
                                      --------------------------
Secretary                             Its Chief Executive Officer
                                      -----------------------

ATTEST:                             HOME VISION ENTERTAINMENT, INC.

                                    BY:/s/ Martin L. Allen________
- ----------------------------           -------------------
Secretary                              Its President

                                    SHAREHOLDERS:

                                    /s/ Martin L. Allen
- ----------------------------        ------------------------------------
Witness                             Martin L. Allen

                                    /s/ William G. Guerrette,Jr.
- ----------------------------        ------------------------------------
Witness                             William G. Guerrette, Jr.

                                    /s/ William S. Allen
- ----------------------------        -----------------------------------
Witness                             William S. Allen

                                    /s/ James G.Howard
- ----------------------------        -----------------------------------
Witness                             James G. Howard

                                    /s/ Terry Drake
- ----------------------------        -----------------------------------
Witness                             Terry Drake

                                    /s/ Thomas G. Ellis
- ---------------------------         -----------------------------------
Witness                             Thomas G. Ellis

                                    /s/ Jeffrey Owen
- ---------------------------         -----------------------------------
Witness                             Jeffrey Owen

                                    /s/ Linda Allen
- ---------------------------         -----------------------------------
Witness                             Linda Allen

                                    /s/ Robyn Allen
- ---------------------------         -----------------------------------
Witness                             Robyn Allen

                                    /s/ Melanie K. Guerrette
- ---------------------------         ----------------------------------
Witness                             Melanie K. Guerrette

                                    /s/ Suzanne Howard
- ---------------------------         -----------------------------------
Witness                             Suzanne Howard

                                    /s/ Debra Owen
- ---------------------------         -----------------------------------
Witness                             Debra Owen

                                   AMENDMENT
                                   ---------
                                      TO
                                      --
                              AGREEMENT OF MERGER
                              -------------------


          WHEREAS, on June 5, 1996 Movie Gallery, Inc., Subsidiary, Home Vision Entertainment, Inc. and Executing Shareholders entered into an Agreement of Merger; and,

          WHEREAS, the parties desire to amend the Agreement of Merger to reflect changing circumstances; and,

          WHEREAS, the value of Movie Gallery stock decreased to less than Twenty Seven ($27.00) Dollars per share on June 26, 1996; and

          WHEREAS, Section 4.2.5 of the Agreement of Merger grants Home Vision Entertainment, Inc. the right to terminate the Agreement of Merger; and

          WHEREAS, Home Vision Entertainment, Inc. and shareholders have determined to close on the Agreement of Merger based upon this Amendment to the Agreement of Merger; and

          NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations the receipt and sufficiency of which is acknowledged by all parties, the parties agree as follows:

          1. For the purposes of Section 1.4.1 of the Agreement of Merger, the Market Price shall be deemed to be Twenty Six ($26.00) Dollars per share; and,

          2. For the purposes of Section 1.4.1 of the Agreement of Merger, and solely for the purposes of calculating the Movie Gallery shares to be issued at closing, the Merger Consideration Adjustment is agreed to be Twelve Million Five Hundred Thousand ($12,500,000.00) Dollars; and,

          3. For the purposes of Section 1.9, the closing of the Merger shall take place at the offices of Moncure and Barnicle in Brunswick, Maine on July 1, 1996 or at such other dates and times as the parties may agree; and,

          4. If the market price of Movie Gallery stock drops below Twenty One ($21.00) Dollars, at any time through June 28, 1996, Home Vision Entertainment, Inc. shall have the right to terminate the contract pursuant to Section 4.2.5.

          5. For the purposes of Section 1.6 of the Agreement of Merger, the Movie Gallery Exercise Shares shall be determined by multiplying the number of Exercise Shares times the number which is determined by the Exchange Formula.

          6. If the transaction closes on or before July 1, 1996, then as of that date, all revenues received and payables dated before July 1, 1996 shall be for the credit of, and the responsibility of Home Vision Entertainment, Inc.
All revenue received and all payables dated on or after July 1, 1996, shall be for the credit of and the responsibility of, the merged entity. The effective date of the merger to be July 1, 1996 notwithstanding any date on an executed document which pre-dates July 1, 1996; and

           7. The parties hereby reaffirm all other provisions and obligations of the Agreement of Merger dated June 5, 1996.

           8. Capitalized terms, unless otherwise defined herein shall have the same meanings as provided in the Agreement of Merger.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 28th day of June, 1996.

ATTEST:                             MOVIE GALLERY, INC.

                                    By:  /s/ Joseph T. Malugen
- ------------------------------         -------------------------------------
Secretary                               Its  Chief Executive Officer
                                             ------------------------


ATTEST:                             MOVIE GALLERY OF MAINE, INC.


                                    By:  /s/ Joseph T. Malugen
- -------------------------------         -------------------------------------
Secretary                               Its  Chief Executive Officer
                                             ------------------------


ATTEST:                             HOME VISION ENTERTAINMENT, INC.


                                    By: /s/ Martin L. Allen
- -------------------------------         ------------------------------------
Secretary                                Its President


                                    SHAREHOLDERS:


                                    /s/ Martin L. Allen
- -------------------------------     ---------------------------------------
Witness                              Martin L. Allen

                                   /s/ William G. Guerrette, Jr.
- -------------------------------   ------------------------------------
Witness                            William G. Guerrette, Jr.


                                   /s/ William S. Allen
- ------------------------------    ------------------------------------
Witness                            William S. Allen


                                   /s/ James G. Howard
- ------------------------------    ---------------------------
Witness                            James G. Howard


                                   /s/ Terry R. Drake
- ------------------------------    ------------------------------
Witness                            Terry R. Drake


                                   /s/ Thomas G. Ellis
- ------------------------------    ------------------------------
Witness                            Thomas G. Ellis


                                   /s/ Jeffrey S. Owen
- ------------------------------    ------------------------------
Witness                            Jeffrey S. Owen


                                   /s/ Linda Allen
- ------------------------------    ------------------------------
Witness                            Linda Allen


                                   /s/ Robyn Allen
- ------------------------------    ------------------------------
Witness                            Robyn Allen


                                   /s/ Melanie K. Guerrette
- ------------------------------    ------------------------------
Witness                            Melanie K. Guerrette


                                   /s/ Suzanne Howard
- ------------------------------    ------------------------------
Witness                            Suzanne Howard


                                   /s/ Debra Owen
- ------------------------------    ------------------------------
Witness                            Debra Owen